cit [LOGO]

                                 CIT GROUP INC.
                                505 Fifth Avenue
                               New York, NY 10017

                                                                   April 3, 2006

Dear Stockholder:

      You are cordially invited to attend our Annual Meeting of Stockholders on Tuesday, May 9, 2006, at 11:00 a.m., Eastern time at our corporate campus at 1 CIT Drive, Livingston, New Jersey 07039.

      The notice of meeting and proxy statement following this letter describe the business to be transacted. You are asked to elect your Board of Directors for the upcoming year, ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors, and approve our Long-Term Incentive Plan and Executive Incentive Plan.

      In addition to the formal items of business to be brought before the meeting, I will report on our business and respond to stockholder questions.

      Whether or not you are personally able to attend the Annual Meeting, please complete, sign and date the enclosed proxy card and return it in the enclosed postage paid envelope as soon as possible, or follow the enclosed instructions to vote electronically. Your vote is very important. Submitting your vote by proxy will not limit your right to attend the meeting and vote in person.

      Thank you for your continued support of CIT. We look forward to seeing you on May 9.

                                                   Sincerely yours,

                                                   /s/ Jeffrey M. Peek

                                                   Jeffrey M. Peek
                                                   Chairman and
                                                   Chief Executive Officer
                                   cit [LOGO]

                                 CIT GROUP INC.
                                505 Fifth Avenue
                               New York, NY 10017

                    ----------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON MAY 9, 2006
                    ----------------------------------------

TO OUR STOCKHOLDERS:

      The annual meeting of stockholders of CIT Group Inc. will be held at the corporate campus of CIT, 1 CIT Drive, Livingston, New Jersey 07039, on Tuesday, May 9, 2006 at 11:00 a.m. Eastern time, for the following purposes:

            1. to elect 10 directors to serve for one year or until the next annual meeting of stockholders;

            2. to ratify the appointment of PricewaterhouseCoopers LLP as CIT's independent auditors for 2006;

            3.    to approve the Long-Term Incentive Plan; and

            4.    to approve the Executive Incentive Plan.

      The CIT Board of Directors has fixed the close of business on March 23, 2006 as the record date for determining holders of CIT Common Stock entitled to notice of and to vote at the meeting.

      You are cordially invited to attend the meeting. Whether or not you are personally able to attend the meeting, please complete, sign, date and return the accompanying proxy card, or cast your vote electronically, as soon as possible.

                                             /s/ Robert J. Ingato

                                             By Order of the Board of Directors,
                                             Robert J. Ingato
                                             Executive Vice President,
                                             General Counsel and
                                             Secretary

New York, New York
April 3, 2006

                             YOUR VOTE IS IMPORTANT
                 PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD.

                                 CIT GROUP INC.

                                  -------------
                                 PROXY STATEMENT
                                  -------------

            QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

We are mailing this proxy statement, form of proxy and voting instructions starting April 3, 2006.

Who is soliciting my vote?

The Board of Directors of CIT Group Inc. is soliciting your vote for our 2006 Annual Meeting of Stockholders.

What will I vote on?

You are being asked to vote on:

o     The election of 10 directors for a one year term;

o     The ratification of the selection of our independent auditor for 2005;

o     The approval of our Long-Term Incentive Plan; and

o     The approval of our Executive Incentive Plan.

What is the record date for the Annual Meeting?

The record date is the close of business on March 23, 2006. The record date is used to determine those stockholders who are entitled to vote at the Annual Meeting and at any adjournment or postponement.

How many votes can be cast by all stockholders?

A total of 200,757,254 votes may be cast on each matter presented, consisting of one vote for each share of our common stock, par value $0.01 per share, which were outstanding on the record date. CIT's common stock is listed on the New York Stock Exchange ("NYSE"), and CIT is subject to its rules and regulations.

There is no cumulative voting.

How many votes must be present to hold the Annual Meeting?

A quorum of a majority of the votes that may be cast, or 100,378,628 votes, must be present in person or represented by proxy to hold the Annual Meeting. We urge you to vote by proxy even if you plan to attend the meeting. That will help us to know as soon as possible that enough votes will be present to hold the meeting. In determining whether a quorum exists, we will include shares represented by proxies that reflect abstentions and shares referred to as "broker non-votes" (i.e., shares held by brokers or nominees for which instructions have not been received from the beneficial owners or persons entitled to vote and that are not voted by that broker or nominee).

How do I vote?

You may vote at the Annual Meeting by proxy or in person.

If you are a holder of record (that is, if your shares are registered in your own name with our transfer agent), you may vote by mail using the enclosed proxy card, by telephone, on the Internet or by attending the meeting and voting in person as described below.

If you hold your shares in street name (that is, you hold your shares through a broker, bank or other holder of record), please refer to the information on the voting instruction form forwarded to you by your bank, broker or other holder of record to see which voting options are available to you.

Vote by Mail

If you choose to vote by mail, simply mark, sign and date your proxy card and return it in the enclosed postage pre-paid envelope.

Vote by Telephone

You can vote by calling the toll-free number on your proxy card or voting instruction form.

Vote on the Internet

You can also choose to vote on the Internet. The website and directions for internet voting are on your proxy card or voting instruction form.

Vote at the Annual Meeting

If you want to vote in person at the meeting and you are a holder of record, you must register with the Inspector of Election at the meeting and produce valid identification. If you want to vote in person at the meeting and you hold your shares in street name, you must obtain an additional proxy from your bank, broker or other holder of record authorizing you to vote. You must bring this proxy to the meeting.

How many votes will be required to elect a director or to adopt the proposals?

o To elect directors to the Board, a plurality of the votes cast at the annual meeting is required. A plurality means that the ten nominees receiving the largest number of votes cast will be elected.

o To ratify the selection of our independent auditors, a majority of the shares represented at the meeting and entitled to vote is required.

o To approve our Long-Term Incentive Plan, a majority of the shares represented at the meeting and entitled to vote is required.

o To approve our Executive Incentive Plan, a majority of the shares represented at the meeting and entitled to vote is required.

Can a director be elected without receiving votes from a majority of the shares outstanding?

A director can be elected by a plurality of the votes cast, meaning that the ten nominees who receive the most votes "for" will be elected, even if it is less than a majority of the total shares outstanding. However, under our Corporate Governance Guidelines, if the election for directors is uncontested, meaning that the only nominees are those recommended by the Board, then any nominee for director who receives a greater number of votes "withheld" than votes "for" his or her election must promptly tender his or her resignation to the Chairman of the Board. The Nominating and Governance Committee will promptly consider the resignation submitted by such director and will recommend to the Board of Directors whether to accept or reject such resignation. The Board will act on the recommendation of the Nominating and Governance Committee no later than 90 days following the date of the stockholders' meeting at which the election occurred. See "CIT's Corporate Governance -- Majority Voting for Directors".

Can I change or revoke my proxy?

Yes, you may change your vote or revoke your proxy at any time before it is exercised. To do so, you should:

o     send in a new proxy card with a later date;

o     send a written revocation to the Corporate Secretary;

o     cast a new vote by telephone or internet; or

o     attend the annual meeting and vote in person.

Written revocations of a prior vote must be sent by mail to the Secretary of CIT at our address shown above, or by delivering a duly executed proxy bearing a later date. If you attend the annual meeting and vote in person, your vote will revoke any previously submitted proxy. If you hold your shares in street name, you must contact your broker if you wish to change your vote.

What if I do not indicate my vote for one or more of the matters on my proxy card?

If you return a signed proxy card without indicating your vote, your shares will be voted "for" each of the ten nominees named in "Proposal 1, Election of Directors" and "for" each of the other three proposals.

What if I withhold my vote or I vote to abstain?

In the election of directors, you can vote for the ten directors named on the proxy card, or you can indicate that you are withholding your vote from one or more of the directors. Withheld votes will not affect the vote on the election of directors.

In connection with the proposals to ratify the selection of our independent auditor, to approve our Long-Term Incentive Plan, and to approve our Executive Incentive Plan, you may vote for or against the proposals, or you may abstain from voting on the proposals. Abstentions on the proposal to ratify the selection of our independent auditor will have the same effect as a vote against the proposal.

What happens if I do not vote?

If you are a record holder and you do not vote shares held in your name, those shares will not be voted.

If you hold your shares in street name, your broker can vote your shares on the election of directors and the ratification of the selection of our independent auditor in your broker's discretion. However, your broker cannot vote on the approval of our Long-Term Incentive Plan, or our Executive Incentive Plan without receiving voting instructions from you.

If your broker votes your shares on some, but not all, of the proposals, the votes will be "broker non-votes" for any proposal on which they are not voted. Broker non-votes will have no effect on the election of directors or the ratification of the selection of the independent auditor. Brokers who are members of the National Association of Securities Dealers, Inc. may vote shares held by them in nominee name if they are permitted to do so under the rules of any national securities exchange to which they belong. Under New York Stock Exchange rules, a member broker that has transmitted proxy soliciting materials to a beneficial owner may not vote on matters that are not routine if the beneficial owner has not provided the broker with voting instructions.

Will my vote be confidential?

Yes. We have a policy of confidentiality in the voting of stockholder proxies. Individual stockholder votes are kept confidential, unless disclosure is: (i) necessary to meet legal requirements or to assert or defend claims for or against CIT; or (ii) made during a contested proxy solicitation, tender offer, or other change of control situations.

What if there is voting on other matters?

Our By-Laws provide that business may be transacted at the Annual Meeting only if it is (a) stated in the Notice of Annual Meeting, (b) proposed at the direction of our Board, or (c) proposed by any CIT stockholder who is entitled to vote at the meeting and who has complied with the notice procedures in our By-Laws. The deadline for any stockholder to notify us of any proposals was February 11, 2006, and we did not receive any notifications.

What is the deadline for stockholders to notify us of proposals for the 2007 Annual Meeting of Stockholders?

The deadline for submitting stockholder proposals for the 2007 Annual Meeting for inclusion in the Proxy Statement is December 4, 2006. The deadline for submitting stockholder proposals for the 2007 Annual Meeting for inclusion on the agenda is February 9, 2007.

Will the Company's independent auditor be present at the annual meeting?

Yes, a representative of PricewaterhouseCoopers LLP will attend the meeting to answer your questions and will have the opportunity to make a statement, if they desire to do so. The Board of Directors has approved the appointment of PricewaterhouseCoopers LLP as our independent auditor for the 2006 fiscal year, subject to ratification by stockholders.

Will the directors attend the annual meeting?

Yes. Our Corporate Governance Guidelines provide that directors are expected to attend the Annual Meeting. In addition, a Board meeting is scheduled immediately following the Annual Meeting. At the 2005 Annual Meeting of Stockholders, all 10 directors on the Board at that time were present.

How can I attend the annual meeting?

Only stockholders as of the record date, March 23, 2006 (or their proxy holders) may attend the annual meeting. If you plan to attend the meeting or appoint someone to attend as your proxy, please check the box on your proxy card, or, if you are voting by telephone or internet, follow the instructions provided to indicate that you or your proxy plan to attend. You or your proxy holder will then need to show photo identification at the stockholders' admittance desk to gain admittance to the meeting.

If you do not inform us in advance that you plan to attend the meeting, you will need to bring with you:

o     photo identification, and

o if you hold your shares in street name, proof of ownership of your shares as of the record date, such as a letter or account statement from your broker or bank.

What happens if the annual meeting is postponed or adjourned?

Your proxy will still be valid and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

Do any stockholders beneficially own more than 5% of our common stock?

Yes. According to public filings, as of December 31, 2005, there were three holders that beneficially own more than 5% of our common stock:

o     Dodge & Cox;

o     J.P.Morgan Chase & Co.; and

o     Barclays Global Investors, NA.

How can I review the list of stockholders eligible to vote?

A list of stockholders as of the record date will be available from April 28, 2006 to the date of the Annual Meeting for inspection and review by any stockholder at our offices at 505 Fifth Avenue, New York, New York 10017. We will also make the list available at the Annual Meeting.

Who will pay the expenses incurred in connection with the solicitation of my vote?

The Company pays the cost of preparing proxy materials and soliciting your vote. We have retained D.F. King, Inc. to assist us in this proxy solicitation, and we anticipate that their fees will be approximately $8,500. In addition, proxies may be solicited on our behalf by our directors, officers or employees by telephone, electronic or facsimile transmission or in person. We also may pay brokers, nominees, fiduciaries, and other custodians their reasonable fees and expenses for sending proxy materials to beneficial owners and obtaining their instructions.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

      Our Board met 10 times during 2005. The Audit Committee met 8 times, the Compensation Committee met 7 times, and the Nominating and Governance Committee met 3 times during 2005. All of the nominees listed below attended at least 75% of the aggregate of the meetings of the Board and of any committee on which he or she served (or for those directors who first joined the Board in 2005, held during the periods that he or she served).

      The directors elected at the Annual Meeting will each serve for a term of one year, or until the next annual meeting of stockholders. Should any nominee become unavailable for election, the Board may designate another nominee, in which case the persons acting under duly executed proxies will vote for the election of the replacement nominee. Management is not aware of any circumstances likely to render any nominee unavailable. Election of directors will be by a plurality of the votes cast.

      The following individuals are the ten nominees for election as directors at the Annual Meeting. The information below includes each nominee's age as of February 15, 2006 and business experience during the past five years, and was provided to CIT by the nominees. CIT knows of no family relationship among the nominees. Certain directors may also be directors or trustees of privately held businesses or not-for-profit entities that are not referred to below.

Nominees

Name                                Age    Position
----                                ---    --------
Jeffrey M. Peek................     58     Chairman and Chief Executive Officer
                                           of CIT

Gary C. Butler.................     59     President and Chief Operating Officer
                                           of Automatic Data Processing, Inc.

William M. Freeman.............     53     Former Chief Executive Officer of
                                           Leap Wireless International, Inc.

Hon. Thomas H. Kean............     70     President, THK Consulting, LLC,
                                           Former President of Drew University
                                           and Former Governor of New Jersey

Marianne Miller Parrs..........     61     Executive Vice President & Chief
                                           Financial Officer of International
                                           Paper Company

Timothy M. Ring................     48     Chairman and Chief Executive Officer
                                           of C.R. Bard, Inc.

John R. Ryan...................     60     Chancellor, State University of New
                                           York

Seymour Sternberg..............     62     Chairman of the Board and Chief
                                           Executive Officer, New York Life
                                           Insurance Company

Peter J. Tobin.................     61     Retired Special Assistant to the
                                           President of St. John's University

Lois M. Van Deusen.............     66     Managing Partner of McCarter &
                                           English, LLP

      Jeffrey M. Peek has served as Chief Executive Officer since July 2004 and as Chairman of the Board of Directors of CIT since January 1, 2005. Mr. Peek joined CIT as President and Chief Operating Officer and as a director in September 2003. Previously, Mr. Peek was Vice Chairman of Credit Suisse First Boston LLC and was responsible for the firm's Financial Services Division, including Credit Suisse Asset Management, Pershing and Private Client Services. He was on the Group Executive Board of Credit Suisse Group as well as a member of CSFB's Executive Board and Operating Committee. Prior to joining CSFB in 2002, Mr. Peek was with Merrill Lynch since 1983, where he rose to the level of Executive Vice President of Merrill Lynch & Co., Inc. and was President of Merrill Lynch Investment Managers. He also served on the Executive Management Committee of Merrill Lynch & Co. As of January 2006, Mr. Peek became a member of the board of directors of Freddie Mac.

      Gary C. Butler has served as a director of CIT since February 2004. Mr. Butler has served as President and Chief Operating Officer of Automatic Data Processing, Inc. ("ADP") since 1998 and has been elected by its Board as Chief Executive Officer of ADP effective August 31, 2006. Previously, Mr. Butler served as Group President, Employer Services at ADP since 1995, as President of ADP's Dealer Services Division since 1989, and in a number of other executive and management positions at ADP since 1975. Mr. Butler is a director of ADP and Liberty Mutual Corporation. He is also a member of the Board of the American Heart Association of Northern New Jersey and is active with the American Heart Association in Essex County, New Jersey.

      William M. Freeman has served as a director of CIT since July 2003. Mr. Freemen resigned on February 24, 2005 as Chief Executive Officer and Director of Leap Wireless International, Inc., where he had served since May 2004. Previously, Mr. Freeman retired from Verizon Communications Inc. in February 2004, where he served as President of the Public Communications Group since 2000. Previously, Mr. Freeman served as President and Chief Executive Officer of Bell Atlantic-New Jersey from 1998 to 2000, President and Chief Executive Officer of Bell Atlantic-Washington, D.C. from 1994 to 1998, and in a number of other executive and management positions at Verizon since 1974. Mr. Freeman serves on the Board of Trustees of Drew University and the Board of Directors of Junior Achievement Worldwide. Mr. Freeman is also a director of VAC Holding, Inc., a privately held communications company, and of TerreStar Networks Inc., a privately-held company.

      Hon. Thomas H. Kean has served as a director of CIT since July 1, 2002, and previously from November 1999 to June 1, 2001. Mr. Kean has operated THK Consulting, LLC since July 2005. Mr. Kean served as President of Drew University from February 1990 to July 2005, and is a former Governor of the State of New Jersey. From December 2002 until August 2004, Mr. Kean served as Chair of the 9/11 Commission, an independent, bipartisan commission that prepared a complete account of the circumstances surrounding the September 11, 2001 terrorist attacks and provided recommendations designed to guard against future attacks. He is also a director of Amerada Hess Corporation, ARAMARK Corporation, Franklin Resources, Inc., The Pepsi Bottling Group, and UnitedHealth Group Incorporated. Mr. Kean is also Chairman of the Board of Trustees of The Robert Wood Johnson Foundation, a non-profit foundation.

      Marianne Miller Parrs has served as a director of CIT since January 2003. She has served as Executive Vice President and Chief Financial Officer of International Paper Company since November 2005 and as interim Chief Financial Officer since May 2005. Ms. Parrs also has served as Executive Vice President with responsibility for Information Technology, Global Sourcing, Global Supply Chain - Delivery, a major supply chain project, and Investor Relations since 1999. From 1995 to 1999, Ms. Parrs served as Senior Vice President and Chief Financial Officer of International Paper. Previously, she served in a number of other executive and management positions at International Paper since 1974, and was a security analyst at a number of firms prior to joining International Paper Company. Ms. Parrs also serves on the board of Liaison Technologies (formerly Forest Express), a private e-business company that provides a real time transactions network (EDI/XML) and product information solutions.

      Timothy M. Ring has served as a director of CIT since January 2005. Mr. Ring has served as Chairman and Chief Executive Officer of C.R. Bard, Inc. since August 2003. Previously, he served as Group President from April 1997 to August 2003, as Group Vice President from December 1993 to April 1997, and Corporate Vice President - Human Resources from June 1992 to December 1993. Prior to joining C.R. Bard in 1992, Mr. Ring served in a number of executive and management positions at Abbott Laboratories.

      Vice Admiral John R. Ryan has served as a director of CIT since July 2003. Mr. Ryan has served as Chancellor of the State University of New York since June 2005. Previously, Mr. Ryan served as President of the State University of New York Maritime College since June 2002, and also served as the Interim President of the State University of New York at Albany from February 2004 until February 2005. From 1998 to 2002, Mr. Ryan was Superintendent of the U.S. Naval Academy. Mr. Ryan served in the U.S. Navy from 1967 to July 2002, including as Commander of the Fleet Air Mediterranean in Naples, Italy from 1995 to 1998, Commander of the Patrol Wings for the U.S. Pacific Fleet in Pearl Harbor from 1993 to 1995, and Director of Logistics for the U.S. Pacific Command in Aiea, Hawaii from 1991 to 1993. Mr. Ryan is also a director of Cablevision Systems Corp. and the Center for Creative Leadership.

      Seymour Sternberg has served as a director of CIT since December 2005. Mr. Sternberg has served as Chairman of the Board and Chief Executive Officer of New York Life Insurance Company since April 1997. Mr. Sternberg joined New York Life as a Senior Vice President in 1989, and held positions of increasing responsibility, including Executive Vice President, Vice Chairman, and President and Chief Operating Officer. In 1999, Mr. Sternberg was appointed by the President of the United States, and served through 2002, as one of three U.S. representatives to the Asia-Pacific Economic Cooperation (APEC) Business Advisory Council (ABAC). Mr. Sternberg serves on the board of Express Scripts, Inc., a pharmacy benefits manager. He is a member of the Council on Foreign Relations and the Business Roundtable, serving on its Task Forces on International Trade and Investment, Security and Fiscal Policy, and is a member of the boards of the Council of Life Insurers, the U.S. Chamber of Commerce, and New York-Presbyterian Hospital.

      Peter J. Tobin has served as a director of CIT since July 1, 2002, and previously from May 1984 to June 1, 2001. Mr. Tobin retired from St. John's University in May 2005, after serving as Special Assistant in Corporate Relations and Development to the President of St. John's University since September 2003, and previously as Dean of the Peter J. Tobin College of Business at St. John's University since August 1998. From March 1996 to December 1997, Mr. Tobin was Chief Financial Officer of The Chase Manhattan Corporation. From January 1992 to March 1996, Mr. Tobin served as Chief Financial Officer of Chemical Banking Corporation, a predecessor of The Chase Manhattan Corporation, and prior to that he served in a number of executive positions at Manufacturers Hanover Corporation, a predecessor of Chemical Banking Corporation. He is also a director of AXA Financial, Alliance Capital Management, L.P., a subsidiary of AXA Financial that manages mutual funds, PA Consulting Group and H.W. Wilson, a publishing company.

      Lois M. Van Deusen has served as a director of CIT since January 2003. Ms. Van Deusen is the Managing Partner of McCarter & English, LLP, a regional law firm based in Newark, New Jersey, and is a partner in the Real Estate Department. Ms. Van Deusen joined McCarter & English in 1977 and was named a partner in 1986. Additionally, Ms. Van Deusen sits on the board of Habitat for Humanity Newark, Inc.

                           CIT'S CORPORATE GOVERNANCE

Independence of Directors

      Our Corporate Governance Guidelines require that a substantial majority of the Board shall be composed of directors who meet the independence criteria established by the New York Stock Exchange. The criteria set by the New York Stock Exchange in order for a director to qualify as independent are:

      o The director can have no material relationship with CIT (either directly or as a partner, stockholder or officer of an organization that has a relationship with CIT), including commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others;

      o The director cannot have been an employee, or have an immediate family member who was an executive officer, of CIT during the preceding three years;

      o The director cannot receive, or have an immediate family member who has received, more than $100,000 per year in direct compensation from CIT, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent on continued service) during the preceding three years;

      o The director cannot be affiliated with or employed by, or have an immediate family member who was affiliated with or employed in a professional capacity by, a present or former internal or external auditor of CIT during the preceding three years;

      o The director cannot be employed, or have an immediate family member who was employed, as an executive officer of another company if any of CIT's executives have served on that company's compensation committee during the preceding three years; and

      o The director cannot be an executive officer or an employee, or have an immediate family member who was an executive officer, of a company that made payments to or received payments from CIT for property or services in an amount per year in excess of the greater of $1 million or 2% of such company's consolidated gross revenues during the preceding three years.

      On an annual basis, each director is asked to complete a questionnaire regarding his or her compliance with the above independence criteria. For purposes of determining the impact of payments to or from CIT for property or services on director independence, we do not include payments made in the ordinary course of business, such as for utilities, or payments for property or services awarded as a result of a competitive bid. In addition to the above criteria, the Nominating and Governance Committee reviews all of CIT's charitable contributions in any calendar year that exceed the lesser of $25,000 or 2% of the charity's annual consolidated gross revenues to an organization with which a director is affiliated to consider the contribution's potential impact on the applicable director's independence.

      Except for Mr. Peek, the Board has determined that all of the directors are independent as defined by the New York Stock Exchange and CIT's Corporate

Governance Guidelines. The independent directors meet in executive session during each regularly scheduled meeting of the Board. The Board named Mr. Tobin as Lead Director and, in such capacity, he presides at executive sessions of the independent directors, reviews and provides input with respect to the agenda for Board meetings and coordinates communications between the Board and the Chief Executive Officer. A current copy of the Corporate Governance Guidelines is available on our website at www.cit.com, or a hard copy is available by written request to our General Counsel and Secretary, 1 CIT Drive, Livingston, New Jersey 07039.

Majority Voting for Directors

      Under Delaware law and our By-Laws, a director can be elected by a plurality of the votes cast, meaning that the ten nominees who receive the most votes "for" will be elected, even if it is less than a majority of the shares voted. However, under our Corporate Governance Guidelines, if the election for directors is uncontested, meaning that the only nominees are those recommended by the Board, then any nominee for director who receives a greater number of votes "withheld" than votes "for" his or her election must promptly tender his or her resignation to the Chairman of the Board. The Nominating and Governance Committee will promptly consider the resignation submitted by such director and will recommend to the Board of Directors whether to accept or reject such resignation. The Nominating and Governance Committee will consider all factors that it deems relevant in making its recommendation, including the stated reasons why stockholders "withheld" votes, the length of service and qualifications of the director, the director's contributions to CIT, and CIT's Corporate Governance Guidelines.

      The Board will act on the recommendation of the Nominating and Governance Committee no later than 90 days following the date of the stockholders' meeting at which the election occurred. The Board will consider the factors considered by the Nominating and Governance Committee and such other information as the Board deems relevant. We will promptly disclose the Board's decision whether to accept the resignation as tendered, and provide a full explanation of the process by which the decision was reached and, if applicable, the reasons the Board rejected the tendered resignation, in a Form 8-K filed with the Securities and Exchange Commission.

      Any director who tenders his or her resignation under this procedure will not participate in the recommendation of the Nominating and Governance Committee or the Board's consideration whether or not to accept the tendered resignation. If a majority of the members of the Nominating and Governance Committee have tendered their resignation, then the independent directors on the Board who have not tendered their resignation will appoint a Board committee from amongst themselves, which may include some or all remaining independent members of the Board, solely for the purpose of considering the tendered resignations and recommending to the Board whether to accept or reject them.

Board Committees

      During 2005, our Board maintained an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee. Each Committee is comprised of three directors. Each director serving on any of the Committees is independent as defined by the New York Stock Exchange and applicable law. Current copies of the written charter of each committee are available on our website at www.cit.com.

Audit Committee

      The Audit Committee conducts its duties consistent with a written charter, which includes:

      o monitoring the integrity of our financial accounting and reporting process and systems of internal controls, including reviewing our quarterly and annual filings with the SEC;

      o reviewing our corporate compliance policies and monitoring compliance with our Code of Business Conduct and other compliance policies, including reviewing any significant case of employee conflict of interest or misconduct;

      o reviewing the budget, plan and activities of the Internal Audit Department and the performance of the Director of Internal Audit;

      o monitoring the independence of the independent auditors, including approving in advance all audit and non-audit engagements;

      o retaining and determining the compensation of the independent auditors; and

      o     reporting to our Board as appropriate.

      Peter J. Tobin (Chairman), Marianne Miller Parrs, and Seymour Sternberg serve as members of the Audit Committee. The charter for our Audit Committee complies with New York Stock Exchange requirements and applicable law. The Board of Directors has determined that Mr. Tobin and Ms. Parrs each meets the standard of "Audit Committee Financial Expert" as defined by the SEC, and that each member of the Audit Committee is independent from management and financially literate.

Compensation Committee

      The Compensation Committee conducts its duties consistent with a written charter, which includes:

      o recommending to the independent directors the annual salary, bonus and stock-based compensation of the Chief Executive Officer;

      o reviewing and approving salaries, bonuses and stock-based compensation for other executive officers;

      o facilitating the performance evaluation of the Chief Executive Officer by the Board;

      o     approving compensation plans and programs for directors; and

      o approving any equity compensation plans, and reviewing and approving the aggregate equity awards that may be granted to all participants.

      Hon. Thomas H. Kean (Chairman), William M. Freeman, and Timothy M. Ring serve as members of the Compensation Committee.

Nominating and Governance Committee

      The Nominating and Governance Committee conducts its duties consistent with a written charter, which includes:

      o identifying and recommending qualified candidates to fill Board and committee positions;

      o overseeing the evaluation of the structure, duties, size, membership and functions of the Board and its Committees, as appropriate;

      o overseeing the evaluation of the Board and its committees and members, including the self-evaluation of the Nominating and Governance Committee; and

      o overseeing corporate governance, including developing and recommending corporate governance guidelines and policies.

      John R. Ryan (Chairman), Gary C. Butler, and Lois M. Van Deusen serve as members of the Nominating and Governance Committee.

      The Nominating and Governance Committee will consider and evaluate all director candidates recommended by our stockholders in accordance with the procedures set forth in our Corporate Governance Guidelines. Stockholders may propose qualified nominees for consideration by the Nominating and Governance Committee by submitting the names and supporting information in writing to:
Office of the General Counsel, CIT Group Inc., 1 CIT Drive, Livingston, New Jersey 07039. Such supporting information shall include (1) a statement containing the notarized signature of the nominee whereby such nominee consents to being nominated to serve as a director of CIT and to serving as a director if elected by the stockholders; (2) information in support of the nominee's qualifications to serve on CIT's Board and the nominee's independence from management; (3) the name or names of the stockholders who are submitting such proposal, the number of shares of CIT's Common Stock held by each such stockholder, and the length of time such shares have been beneficially owned by such stockholders; and (4) such other information as the stockholder believes to be pertinent. To be considered for nomination, any such nominees shall be proposed as described above no later than December 15th of the calendar year preceding the applicable annual stockholders meeting.

      Our Corporate Governance Guidelines set forth the following general criteria for nomination to our Board:

      o directors should possess senior level management and decision-making experience;

      o directors should have a reputation for integrity and abiding by exemplary standards of business and professional conduct;

      o directors should have the commitment and ability to devote the time and attention necessary to fulfill their duties and responsibilities to CIT and its stockholders;

      o directors should be highly accomplished in their respective fields, with leadership experience in corporations or other complex organizations, including government, educational and military institutions;

      o in addition to satisfying the independence criteria described in our Corporate Governance Guidelines, non-management directors should be able to represent all stockholders of CIT;

      o directors who are expected to serve on a board committee shall satisfy the New York Stock Exchange and legal criteria for members of the applicable committee; and

      o directors should have the ability to exercise sound business judgment and to provide advice and guidance to the Chief Executive Officer with candor.

The Board's assessment of a director candidate's qualifications includes consideration of diversity, age, skills and experience in the context of the needs of the Board. The foregoing general criteria apply equally to the evaluation of all potential, non-management director nominees, including those individuals recommended by stockholders.

Communicating with Directors

      Any person who has a concern about CIT's governance, corporate conduct, business ethics or financial practices may communicate that concern to the non-management directors. In addition, CIT's stockholders may communicate with the Board regarding any topic of current relevance to CIT's business. The foregoing communications may be submitted in writing to the Lead Director, the Audit Committee, or the non-management directors as a group in care of CIT's General Counsel and Secretary, 1 CIT Drive, Livingston, New Jersey 07039, or by email to directors@cit.com. Concerns and stockholder communications may also be directed to the Board by calling the CIT Hotline in the U.S. or Canada at 1-877-530-5287. To place calls from other countries in which CIT has operations, individuals may call 703-259-2284 collect. These concerns can be reported confidentially or anonymously. Concerns and issues communicated to the Board will be addressed through CIT's regular procedures:

      o Depending on the nature of the concern or issue, it may be referred to CIT's Director of Internal Audit, General Counsel, Head of Human Resources or other appropriate officer for processing, investigation, and follow-up action.

      o Concerns relating to CIT's accounting, internal accounting controls or auditing matters will be referred to the Audit Committee.

      o All other concerns will be referred to either CIT's Lead Director or to one or more non-management members of the Board.

      o The Board, or the appropriate committee of the Board, will be provided with a summary and/or copies of the applicable communications described above on a periodic basis.

Compensation Committee Interlocks and Insider Participation

      There are no interlocking relationships between any member of our Compensation Committee and any of our executive officers that would require disclosure under the rules of the SEC. No member of our Compensation Committee is a current or former officer or employee of CIT.

                               EXECUTIVE OFFICERS

      The following table sets forth information as of February 15, 2006 regarding our executive officers, other than Mr. Peek, whose information is provided above under "Nominees". The executive officers were appointed by and hold office at the discretion of the Board. No family relationship exists among CIT's executive officers or with any director. The executive officers are subject to CIT's Code of Ethical Conduct, which is available on our website at www.cit.com. Certain executive officers may also be directors or trustees of privately held or not-for-profit organizations that are not referred to below.

Name                                  Age    Position
----                                  ---    --------
Thomas B. Hallman................     53     Vice Chairman, Specialty Finance

Robert J. Ingato.................     45     Executive Vice President, General
                                             Counsel and Secretary

Joseph M. Leone..................     52     Vice Chairman and Chief Financial
                                             Officer

Lawrence A. Marsiello............     55     Vice Chairman and Chief Lending
                                             Officer

Walter J. Owens..................     45     Executive Vice President and Chief
                                             Sales and Marketing Officer

William J. Taylor................     54     Executive Vice President,
                                             Controller and Principal Accounting
                                             Officer

Frederick E. Wolfert.............     51     Vice Chairman, Commercial Finance

      Thomas B. Hallman has served as CIT's Vice Chairman, Specialty Finance since September 2003. Previously, Mr. Hallman served as Group Chief Executive Officer of CIT's Specialty Finance Group since July 2001. Mr. Hallman served as Chief Executive Officer of the Consumer Finance business unit, the home lending unit of Specialty Finance, since joining CIT in 1995, and held a number of executive and management positions with other financial services companies prior to 1995.

      Robert J. Ingato has served as CIT's Executive Vice President and General Counsel since June 2001, and additionally as Secretary since August 14, 2002. Previously, Mr. Ingato served as Executive Vice President and Deputy General Counsel since November 1999. Mr. Ingato served as Executive Vice President of Newcourt Credit Group Inc., which was acquired by CIT, since January 1998, as Executive Vice President and General Counsel of AT&T Capital Corporation, a predecessor of Newcourt, since 1996, and in a number of other legal positions with AT&T Capital since 1988.

      Joseph M. Leone has served as CIT's Vice Chairman and Chief Financial Officer since September 2003. Previously, Mr. Leone served as Executive Vice President and Chief Financial Officer since July 1995. Mr. Leone served as Executive Vice President of Sales Financing, a business unit of CIT, from June 1991, Senior Vice President and Controller since March 1986, and in a number of other executive positions with Manufacturers Hanover Corporation since May 1983. Mr. Leone is a certified public accountant and a member of the American Institute of Certified Public Accountants.

      Lawrence A. Marsiello has served as Vice Chairman and Chief Lending Officer of CIT since September 2003. Previously, Mr. Marsiello served as Group Chief Executive Officer of CIT's Commercial Finance Group since August 1999. Mr. Marsiello served as Chief Executive Officer of the Commercial Services business unit, the factoring unit of Commercial Finance, since August 1990, and in a number of other executive positions with CIT and Manufacturers Hanover Corporation since 1974.

      Walter J. Owens has served as Executive Vice President and Chief Sales and Marketing Officer and has been a member of the Office of the Chairman since March 2005. Prior to joining CIT, Mr. Owens served as Chief Marketing Officer for General Electric Commercial Finance since 2003, and in a number of other executive positions with GE since 1992, including Managing Director - Quality and Acquisition Integration, in which he led the Heller integration into General Electric Corporate Finance Services unit, Managing Director of Global Securitization for General Electric Capital Market Services, and Managing Director and General Manager of General Electric Small Enterprise Services. Mr. Owens is a certified public accountant.

      William J. Taylor has served as Executive Vice President and Controller of CIT since November 1999. Previously, Mr. Taylor served as Senior Vice President and Controller since 1993, as Vice President and Controller since 1991, and joined CIT as Vice President and Assistant Controller in 1989. Prior to joining CIT, he served as Senior Vice President and Controller of Crossland Savings FSB and as a Senior Audit Manager with KPMG specializing in financial services. Mr. Taylor is a certified public accountant and a member of the American Institute of Certified Public Accountants.

      Frederick E. Wolfert has served as Vice Chairman, Commercial Finance since September 2004. Prior to joining CIT, Mr. Wolfert served as President and Chief Executive Officer of General Electric Healthcare Financial Services since 2001. Prior to joining General Electric, Mr. Wolfert was President and Chief Operating Officer and a member of the Board of Directors of Heller Financial, Inc., which was acquired by General Electric in 2001, since 1998. Prior to 1998, Mr. Wolfert held a number of executive and management positions with other financial services companies.

Section 16(a) Beneficial Ownership Reporting Compliance

      Based on CIT's records and other information, CIT believes that its directors and executive officers complied with the applicable SEC filing requirements for reporting beneficial ownership of CIT's equity securities for the year ended December 31, 2005.

2006 AUDIT COMMITTEE REPORT

      The Board appointed the members of the Audit Committee. The Audit Committee is governed by a written charter that was approved and adopted by the Board and is periodically reviewed and reassessed by the Audit Committee. The Audit Committee is comprised of three members, each of whom meets the independence and experience requirements of the New York Stock Exchange and applicable law.

      The Audit Committee (i) monitors the integrity of CIT's financial accounting and reporting process and systems of internal controls, (ii) reviews CIT's corporate compliance policies and monitors the compliance by CIT with its Code of Business Conduct, its Code of Ethical Conduct, and its other compliance policies and with legal and regulatory requirements, (iii) monitors the independence and performance of CIT's internal and independent auditors, and
(iv) retains and determines the compensation of the independent auditors. Management has primary responsibility for the preparation and integrity of the financial statements and the reporting process. CIT's independent auditors are responsible for expressing an opinion on the conformity of the audited financial statements to accounting principles generally accepted in the United States.

      The Audit Committee reviewed CIT's audited financial statements and related SEC filings for the year ended December 31, 2005 and met with management and PricewaterhouseCoopers LLP ("PwC"), CIT's independent auditors, to discuss those financial statements. Management has represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles.

      The Audit Committee has discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committee), as amended. In addition, the Audit Committee has received from PwC its written disclosures and letter regarding its independence from CIT as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with PwC its independence from CIT and management. The Audit Committee has also determined, based on such disclosures, letter and discussions, that PwC's provision of other non-audit services to CIT is compatible with the auditors' independence.

      Based upon these reviews and discussions, the Audit Committee has recommended to the Board that the audited financial statements be included in CIT's Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

February 21, 2006                                Audit Committee

                                                 Peter J. Tobin, Chairman
                                                 Marianne Miller Parrs
                                                 Seymour Sternberg

2006 COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee, which consists solely of independent directors as defined by the New York Stock Exchange rules, administers the compensation and benefit programs of the Company's directors and executive officers and other key members of management. CIT's compensation programs are designed to attract, retain and motivate high performance executives and professionals. Our compensation strategy for executives emphasizes performance based pay over fixed salary and uses stock-based awards to align the interests of CIT's executives with our shareholders. In executing its compensation responsibilities, the Committee utilizes the assistance of an independent compensation consulting firm to advise on market trends and best practices.

      You can find more information about the Committee in this Proxy Statement under the caption "Board Committees", and the Charter is available on CIT's website at www.cit.com/main/InvestorRelations/CorporateGovernance under the caption "Board Committees".

Compensation Philosophy and Strategy

      CIT's compensation strategy emphasizes the belief that compensation should vary with the Company's financial and operating performance so that executives are well rewarded when performance meets or exceeds objectives and there are downside risks to compensation when performance objectives are not met. Annual performance is generally measured on the performance of the Company as a whole or an executive's particular business unit, or both, as the nature of an executive's responsibilities may dictate. Stock options, restricted stock units, and performance shares are used to provide management with long-term incentives contingent on CIT's financial success.

      We recognize the competitive environment in which we must compete for senior level talent and as such look at a diversified peer group of financial services companies composed of regional banks, money center banks, investment banks, specialty finance companies, and asset management companies. The companies considered are not necessarily those represented in the stock performance graph that follows this Report, because the Committee believes CIT's competitors for executive talent are a broader group of companies. CIT periodically benchmarks its compensation practices and its financial results against its peer group. CIT's compensation guidelines are aligned against our competitive employment market to achieve on average a median percentile position for base salary and an above median position for total compensation, by emphasizing variable performance incentive compensation.

      We continue to believe that the quality, skills and leadership of our executive team are critical factors affecting the long-term value of our Company. Therefore, we strive to maintain an executive compensation program that will attract, motivate and retain our high caliber of leadership, and in particular, those whose performance is most critical to the Company's success.

      In conducting its performance assessment for compensation purposes, the Committee evaluates the Chief Executive Officer's performance in light of pre-determined goals and objectives and approves his compensation based on this evaluation. For other executives and key management members, the Committee evaluates and approves compensation after the Chief Executive Officer presents to the Committee his assessment of the executives, their accomplishments and individual and corporate performance.

CIT's Compensation Program

      Cash compensation paid to the executive officers for 2005 consisted of base salary and annual cash bonuses. Equity based incentive compensation for 2005 was generally provided in the form of performance shares and stock option awards, and with respect to our Chief Executive Officer, performance shares, stock options, and restricted stock units.

      Base Salary. As described above, CIT's philosophy is to provide base salaries to its executive team members within ranges where the midpoint approximates the median of the peer group. The base salaries of individual executives can and do vary from this salary benchmark based on such factors as scope of responsibility and accountability, individual performance, potential for future advancement, and length of time in their current position. Base salaries for most executive officers did not change in 2005.

      Annual Bonus Plan. Bonuses are generally paid in February for the prior year's performance and are based upon each executive officer's individual performance in the prior year in the context of the overall performance of CIT and the executive's business unit, if applicable. This performance assessment includes the executive's contribution to the achievement of financial performance and other key goals established for the Company. For fiscal year 2005, corporate performance was based on consolidated pre-tax income goals. Individual business unit executives were awarded bonuses based on the achievement of pre-tax income goals for their respective business unit as well as the overall corporate CIT performance. Also included in the determination of bonuses is an assessment of the executive's contribution to the achievement of key non-financial goals established during the year. Pursuant to the Annual Bonus Plan, the Compensation Committee sets minimum performance thresholds required to earn any incentive compensation, as well as maximum payouts rewarding extraordinary business performance. Based on the Company's fiscal year 2005 performance, bonuses for the executive officers were paid between target and maximum because the Company and most business units exceeded the targeted pre-tax income goals. The Company also maintains a Discretionary Bonus Plan, which rewards executives for non-financial measures such as the successful integration of new portfolios, expense reduction initiatives, acquisition and development of talent, and cross sell initiatives. The bonuses described under the Summary Compensation Table on page 15 include both bonuses.

      Long-Term Incentives. CIT maintains a stock-based incentive plan, the CIT Group Inc. Long-Term Equity Compensation Plan (the "ECP") for directors and employees of CIT and its subsidiaries. The Company's ECP rewards executives for Company and individual performance over more than one year. The ECP provides for the grant of various forms of long-term incentives such as stock options, restricted stock, performance shares and performance units. The Compensation Committee may elect to include a deferral feature in the performance shares, which it did for the first time in the 2005 grant of performance shares.

      In 2005, the Company granted stock options and performance shares. Performance shares are intended to link the Company's financial performance with the executive's compensation while also increasing employee stock ownership. For the 2005 - 2007 performance cycle, the Compensation Committee granted performance shares to a select group of executives. These awards will be payable only if the Company achieves specified goals for earnings per share growth and return on tangible equity established for 2005 through 2007. Executives are granted the right to receive these shares (or a cash equivalent) following the end of a performance period.

      Members of executive management also received grants of stock options in January and July. These options were granted with an exercise price equal to the fair market value of the Company's stock on the date of grant and vest over a three year period of time. The Compensation Committee believes that these stock option awards create a strong link to long-term financial results.

      Stock Ownership Requirements. CIT requires stock ownership by its executives to align their interests with the interests of shareholders. Required ownership levels vary by position and range from two times to six times base salary, depending on the level of the executive. The Chief Executive Officer has a requirement of six times base salary.

CEO Compensation

      Mr. Peek was elected Chief Executive Officer by the Board of Directors in July 2004. In setting Mr. Peek's compensation for 2005, the Compensation Committee considered the total amount of compensation provided, as well as each of the major components of compensation, including base salary, annual bonus, and long-term incentive awards, qualified and non-qualified retirement benefits, the value of fringe benefits and perquisites and potential severance benefits that would be provided under his employment agreement if a termination of employment occurred. You can find more information about Mr. Peek's employment agreement in this Proxy Statement under the caption "Employment Agreements".

      Base Salary. As described in Mr. Peek's employment agreement, his base salary was increased to $800,000 in September 2004. Mr. Peek's base salary did not change in 2005.

      Annual Bonus. The Committee awarded Mr. Peek an annual cash bonus of $2.731 million for 2005. Mr. Peek's award was based on the criteria set forth in the Annual Bonus Plan that applied to all executive officers. The Committee determined these awards based on their annual incentive award targets and the Company's financial results against pre-tax income goals established for CIT at the beginning of 2005. Additional qualitative factors that the Committee considered when determining the performance of Mr. Peek included his leadership in the realignment of CIT's business units to emphasize faster growing businesses, human capital initiatives directed at recruiting senior leadership, and achievement of high ratings by independent ratings services on corporate governance. The Committee also considered CIT's strong improvement in a variety of financial metrics, including improved return on tangible equity, strong net income and EPS growth, continued progress in corporate credit quality, the significant appreciation in CIT share value in 2005 compared to the S&P Financial Index and the S&P 500 Index and a 23% increase in the dividend.

      Long-Term Incentives. In January and July 2005, Mr. Peek was awarded 125,000 stock options and 175,000 stock options, respectively. The stock options were granted with an exercise price equal to the fair market value of the Company's stock on the date of grant and vest over a three year period. In addition, Mr. Peek was granted 82,000 performance shares for the 2005-2007 cycle. These awards were consistent with the Company's compensation philosophy described above for all executive officers.

      In recognition of Mr Peek's role in CIT's 2005 financial performance, outstanding stock appreciation and steps taken in 2005 to reposition the business for the future, on January 18, 2006 the committee awarded a special one time grant of 44,721 restricted stock units. These units will vest one-third per year over a three year period.

Policy on Deductibility

      The Committee's policy is to provide performance-based compensation to its executive officers that is tax deductible under current tax law. To this end, CIT's Annual Bonus Plan and Equity Compensation Plan were approved by Shareholders and are administered in accordance with Section

162(m) of the tax code. The Committee will deviate from this policy only when it believes there are overriding objectives to be achieved in the shareholder's interest.

      To that end, CIT has established a Discretionary Bonus Plan to reward individuals based upon qualitative achievements. The Compensation Committee determines bonuses granted under the Discretionary Bonus Plan for the Chief Executive Officer and other executive officers. The Discretionary Bonus Plan is not intended to comply with Section 162(m) of the tax code.

      This Report has been furnished on behalf of the Board of Directors by the members of its Compensation Committee.

March 7, 2006                             Honorable Thomas H. Kean,
                                          Chair
                                          William M. Freeman
                                          Timothy M. Ring

STOCK PERFORMANCE GRAPH

      The following graph compares the yearly percentage change in the cumulative total stockholder return of our Common Stock to the cumulative total return of the S&P Financial Index and the S&P 500 Index for the period commencing with our IPO on July 2, 2002 and ending December 31, 2005. The results are based on an assumed $100 invested on July 2, 2002, and daily reinvestment of dividends.

[The following information was depicted as a line chart in the printed material]

                     7/1/2002   12/31/2002   12/31/2003  12/31/2004   12/31/2005
                     --------   ----------   ----------  ----------   ----------
CIT                   100.00       85.78       160.58       207.58      237.84
S&P 500               100.00       91.66       117.95       130.78      137.20
S&P Financial         100.00       90.59       118.70       131.61      140.17

DIRECTOR COMPENSATION

      The table below sets forth the annual compensation paid to each of the non-executive directors for services rendered as directors of CIT during the year ended December 31, 2005.

                                                                  Fees earned     Restricted                      All Other
                                                                    or paid          Stock          Option       Compensation
                  Name                               Total          in cash         Awards          Awards           (1)
                  ----                             --------       -----------     ----------       --------      ------------
Gary C. Butler ...........................         $105,846        $     --        $ 60,000        $ 45,000        $    846
William M. Freeman .......................         $105,308        $ 36,000        $ 24,000        $ 45,000        $    308
Hon. Thomas H. Kean ......................         $115,846        $     --        $ 60,000        $ 55,000        $    846
Marianne Miller Parrs ....................         $105,846        $     --        $ 60,000        $ 45,000        $    846
Timothy M. Ring(2) .......................         $288,905        $ 42,500        $ 42,500        $203,750        $    155
John R. Ryan .............................         $115,299        $ 30,000        $ 30,000        $ 55,000        $    299
Seymour Sternberg(3) .....................         $152,500        $ 15,000        $115,000        $ 22,500        $     --
Peter J. Tobin ...........................         $115,000        $ 60,000        $     --        $ 55,000        $     --
Lois M. Van Deusen .......................         $105,633        $  6,000        $ 36,000        $ 63,000        $    633

----------
(1)   Represents dividends paid on restricted stock that has not vested.

(2) Mr. Ring's compensation includes his annual retainer and annual option grant for the 2005 - 2006 term of office, valued at $105,000, a one-time grant of 10,000 stock options issued at the time of his initial appointment in January 2005, valued at approximately $140,000, and a pro-rata payment of his annual retainer and annual option grant for the remaining portion of the 2004 - 2005 term of office following his appointment, valued at approximately $43,750. The one-time grant of options was changed for subsequent directors to a one-time grant of restricted stock.

(3) Mr. Sternberg's compensation includes a one-time grant of $100,000 in restricted stock issued at the time of his initial appointment in December 2005 and a pro-rata payment of his annual retainer and annual option grant for the remaining portion of the 2005 - 2006 term of office following his appointment, valued at approximately $52,500.

      Directors who are also CIT employees do not receive any fees or other compensation for service on the Board or its committees. Non-employee directors receive a one-time grant of restricted stock with a fair market value of $100,000 at the time of appointment to the Board, an annual retainer of $60,000, payable at each director's election in any combination of cash, stock options, or restricted stock, and an annual option grant with a fair market value of $45,000 ($55,000 for committee chairmen). We do not pay additional fees for attendance at Board or committee meetings.

      We use the Black-Scholes option pricing model to calculate the number of shares of Common Stock underlying options that we will grant to a director with respect to any portion of his or her annual retainer, if applicable, and the annual option grant. Any options that directors elect to receive as part of their annual retainer are immediately vested, but are not exercisable until the first anniversary of the date of grant. Options awarded pursuant to the annual grant vest and become exercisable in three equal, annual installments on the anniversary of the grant date. All options have a term of ten years and an exercise price equal to the closing price of CIT Common Stock on the date of grant. Any amount that a director elects to receive in restricted stock is converted into shares of Common Stock based upon a market value equal to the closing price of Common Stock on the date of grant. The restricted stock vests and restrictions on sale lapse in three equal annual installments, with respect to the one-time grant to new directors, and on the first anniversary of the grant date, with respect to stock awarded as part of the annual retainer.

      We also reimburse all directors for reasonable out-of-pocket expenses incurred in attending Board or committee meetings and functions or for continuing education related to their positions as directors of CIT.

--------------------------------------------------------------------------------
EXECUTIVE COMPENSATION

      The table below sets forth the annual compensation, including bonuses and deferred compensation, of Messrs. Peek, Hallman, Leone, Marsiello, and Wolfert, which we refer to as "Named Executive Officers", for services rendered in all capacities to CIT during the years ended December 31, 2005, 2004 and 2003.

                           SUMMARY COMPENSATION TABLE

                                                         Annual Compensation                 Long-Term Compensation Awards
                                               --------------------------------------  -----------------------------------------
                                                                         Other Annual   Restricted      Securities     All Other
            Name and                                                       Compensa-      Stock         Underlying     Compensa-
       Principal Positions            Year     Salary(1)     Bonus(2)       tion(3)    Awards($)(4)    Options(#)(5)    tion(6)
       -------------------            ----     ---------    ----------   ------------  ------------    -------------   ---------
Jeffrey M. Peek .................     2005     $800,000     $2,731,000     $322,537     $       --        300,000       $10,500
Chairman and Chief                    2004     $765,000     $2,700,000     $142,101     $       --        230,000       $ 8,808
Executive Officer                     2003     $230,769     $1,300,000     $ 18,000     $4,147,500        450,000       $    --

Thomas B. Hallman ...............     2005     $500,000     $1,000,000     $ 50,613     $       --        130,000       $10,500
Vice Chairman,                        2004     $492,308     $  950,000     $ 50,607     $       --        155,000       $10,250
Speciality Finance                    2003     $454,231     $  675,000     $ 22,563     $1,664,400        125,000       $10,000

Joseph M. Leone .................     2005     $500,000     $  975,000     $ 56,646     $       --        122,500       $10,500
Vice Chairman and Chief               2004     $490,385     $  975,000     $ 55,544     $       --        155,000       $10,250
Financial Officer                     2003     $441,346     $  675,000     $ 24,291     $1,664,400        160,000       $10,000

Lawrence A. Marsiello ...........     2005     $500,000     $  950,000     $ 60,817     $       --        117,500       $10,500
Vice Chairman and Chief               2004     $490,385     $  950,000     $ 59,337     $       --        155,000       $10,250
Credit Officer                        2003     $444,231     $  775,000     $ 23,204     $1,664,400        125,000       $10,000

Frederick E. Wolfert ............     2005     $500,000     $1,000,000     $ 83,054     $       --        122,500       $ 4,200
Vice Chairman,                        2004     $138,461     $1,750,000     $ 30,196     $1,400,000         72,728       $    --
Commercial Finance

----------
(1) The salary shown for Mr. Wolfert in 2004 is for the period from his start date, September 13, 2004, through December 31, 2004. The salary shown for Mr. Peek in 2003 is for the period from his start date, September 3, 2003, through December 31, 2003.

(2) The amounts shown for 2005, 2004 and 2003 represent cash paid in February of the subsequent year under CIT's Annual Bonus Plan and Discretionary Bonus Plan for performance in the applicable year.

      Mr. Wolfert received a $1,000,000 sign-on bonus, which was paid in 2004, and a 2004 bonus under CIT's Annual Bonus Plan of $750,000, which was guaranteed based on the terms of his employment agreement.

      Mr. Peek's 2003 bonus of $1,300,000 is based on a guaranteed bonus amount in his employment agreement.

(3) The payments set forth for 2005 and 2004 under Other Annual Compensation for Messrs. Peek, Hallman, Leone, Marsiello, and Wolfert represent any one of the following: dividends paid on restricted stock, personal aircraft usage, financial planning services, company car annual costs, membership fees, earnings on deferred compensation and/or relocation payments. The payments set forth for 2003 under Other Annual Compensation represent the dividends paid on restricted stock held in each of those periods. All dividends on restricted stock were payable at the same rate applicable to all other issued and outstanding shares. The following supplemental table sets forth the components of the income set forth under Other Annual Compensation.

                                       Dividends     Personal                   Company
                                        Paid on      Usage of     Financial       Car         Club        Earnings on
                                       Restricted   Corporate     Planning       Annual    Membership      Deferred      Relocation
                Name                     Stock       Aircraft     Services       Costs        Fees       Compensation     Payments
                ----                   ----------   ---------     ---------     -------    ----------    ------------    ----------
Jeffrey M. Peek ..................      $91,500      $140,203      $10,000      $68,406      $   --        $12,429        $    --
Thomas B. Hallman ................      $36,600      $     --      $   990      $ 7,641      $5,382        $    --        $    --
Joseph M. Leone ..................      $36,600      $     --      $ 4,702      $ 9,962      $5,382        $    --        $    --
Lawrence A. Marsiello ............      $36,600      $     --      $ 5,445      $18,772      $   --        $    --        $    --
Frederick E. Wolfert .............      $23,081      $     --      $ 5,250      $ 1,768      $  824        $    --        $52,131

(4) Recipients of restricted stock have the right to vote such shares and receive dividends.

      On February 23, 2005, performance shares were awarded under the ECP. The number of shares awarded were as follows: Mr. Peek - 82,000 units, Mr. Hallman - 30,000 units, Mr. Leone - 30,000 units, Mr. Marsiello - 30,000 units, Mr. Wolfert - 30,000 units. A participant receives a target award that leverages up or down from 0% to 150% of target depending on CIT's achievement of pre-established financial performance targets based on return on tangible equity ("ROTE") and diluted earnings per share ("diluted EPS").

      On September 13, 2004, Mr. Wolfert was granted 37,838 shares of restricted stock under the ECP pursuant to the terms of his Employment Agreement. The value is based on the fair market price of CIT Common Stock on the grant date of $37.00 per share. This grant vests 100% on the second anniversary of the award.

      On February 25, 2004, performance shares were awarded under the ECP. The number of shares awarded were as follows: Mr. Peek - 67,000 units, Mr. Hallman - 30,000 units, Mr. Leone, 30,000 units, and Mr. Marsiello - 30,000 units. On September 13, 2004, Mr. Wolfert received 27,028 units of performance shares pursuant to the terms of his Employment Agreement. A participant receives a target award that leverages up or down from 0% to 150% of target depending on CIT's achievement of pre-established financial performance targets based on ROTE and diluted EPS.

      On September 3, 2003, Mr. Peek received 150,000 shares of restricted stock as part of his Employment Agreement. The value is based on the fair market value on the grant date of $27.65 per share. This grant vests 100% on the third anniversary of the award.

      On July 25, 2003, restricted stock grants were awarded to Messrs. Hallman, Leone and Marsiello under the ECP. The value of this grant is based on the fair market price of CIT Common Stock on the grant date of $27.74 per share. Awards were as follows: Mr. Hallman 60,000 shares; Mr. Leone 60,000 shares; and Mr. Marsiello 60,000 shares. These grants vest 100% on the third anniversary date of the award.

      The number and value at December 30, 2005 of restricted stock holdings, which excludes performance shares, based upon the closing market price of $51.78 per share of CIT Common Stock was as follows: Mr. Peek - 150,000 shares ($7,767,000), Mr. Hallman - 60,000 shares ($3,106,800), Mr. Leone -
      60,000 shares ($3,106,800), Mr. Marsiello - 60,000 shares ($3,106,800), and Mr. Wolfert - 37,838 shares ($1,959,252).

(5) On January 18, 2005, option grants were awarded under the ECP to Messrs. Peek, Hallman, Leone, Marsiello, and Wolfert. On July 19, 2005, option grants were awarded to Messrs. Peek, Hallman, Leone, Marsiello, and Wolfert. These grants have a vesting schedule of one-third per year on each anniversary date.

      On September 13, 2004, 72,728 options were awarded under the ECP to Mr. Wolfert pursuant to the terms of his Employment Agreement. These options vest one third per year on each anniversary date.

      On January 21, 2004, option grants were awarded under the ECP to Messrs. Peek, Hallman, Leone, and Marsiello. On July 21, 2004, option grants were awarded to Messrs. Hallman, Leone, and Marsiello. These grants have a vesting schedule of one-third per year on each anniversary date.

      Pursuant to the terms of Mr. Peek's Employment Agreement, 450,000 options were granted under the ECP effective September 3, 2003. These options vest one third per year on each anniversary date.

      On January 21, 2003, option grants were awarded under the ECP to Messrs. Hallman, Leone and Marsiello. These grants have a vesting schedule of one-third per year on each anniversary date.

(6) For the years ending December 31, 2005, 2004 and 2003, as applicable, the payments set forth under "All Other Compensation" for Messrs. Peek, Hallman, Leone, Marsiello, and Wolfert represent the matching employer contribution to each participant's account under the CIT Group Inc. Savings Incentive Plan (the "CIT Savings Plan"). The matching employer contribution was made pursuant to a compensation deferral feature of the CIT Savings Plan under Section 401(k) of the Internal Revenue Code of 1986.

--------------------------------------------------------------------------------
STOCK OPTION AWARDS DURING 2005

      The following table sets out awards of stock options to the Named Executive Officers during the year ended December 31, 2005.

                              OPTION GRANTS IN 2005

                                                                            Percent
                                                            Number of       of Total
                                                           Securities       Options
                                                           Underlying      Granted to    Exercise or                     Grant Date
                                               Date of      Options       Employees in    Base Price    Expiration         Present
                  Name                         Grant(1)     Granted      Fiscal Year(2)   ($/Sh)(3)        Date           Value(4)
                  ----                         --------    ----------    --------------  -----------    ----------       ----------
Jeffrey M. Peek .......................        1/18/05      125,000          3.43%          $41.89        1/18/15        $1,274,167
Chairman and                                   7/19/05      175,000          4.80%          $43.01        7/19/15        $1,816,501
Chief Executive Officer

Thomas B. Hallman .....................        1/18/05       55,000          1.51%          $41.89        1/18/15        $  560,634
Vice Chairman,                                 7/19/05       75,000          2.06%          $43.01        7/19/15        $  778,500
Specialty Finance

Joseph M. Leone .......................        1/18/05       55,000          1.51%          $41.89        1/18/15        $  560,634
Vice Chairman and                              7/19/05       67,500          1.85%          $43.01        7/19/15        $  700,650
Chief Financial Officer

Lawrence A. Marsiello .................        1/18/05       55,000          1.51%          $41.89        1/18/15        $  560,634
Vice Chairman and                              7/19/05       62,500          1.72%          $43.01        7/19/15        $  648,751
Chief Lending Officer

Frederick E.Wolfert ...................        1/18/05       55,000          1.51%          $41.89        1/18/15        $  560,634
Vice Chairman,                                 7/19/05       67,500          1.85%          $43.01        7/19/15        $  700,650
Commercial Finance

----------
(1) The options reported above are for the year ended December 31, 2005. All options listed represent options to purchase CIT Common Stock. These grants vest one-third on each anniversary of the grant date, subject to earlier vesting under conditions described in the individual award agreements.

(2) Represents the percentage of all employee options granted in 2005 under the ECP.

(3) Each option grant is awarded with an exercise price equal to the fair market value of CIT Common Stock on the date of the quarterly earnings announcement.

(4) The ultimate value of the options will depend on the future market price of CIT Common Stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of CIT Common Stock over the exercise price on the date the option is exercised. The values shown are based on the Black-Scholes option-pricing model, which is a method of calculating a theoretical value of the options based upon a mathematical formula using certain assumptions. For the calculation, the following assumptions were used: an assumed life of five and a half to six and a half years; interest rate of 3.78% to 4.05%, which represents the risk free rate with a maturity date similar to the assumed exercise period; assumed annual volatility of underlying shares of 19.9% to 22.1%, calculated based on a historical share price movement analysis of peer organizations over periods generally commensurate with the expected life of the option; quarterly dividend payment of $0.16 per share; and the vesting schedule indicated for the grant.

      The following table gives additional information on option exercises by the Named Executive Officers during the year ended December 31, 2005, and on the number of options and value of in-the-money options held by the Named Executive Officers on December 31, 2005.

                       AGGREGATED OPTION EXERCISES IN 2005
                           AND YEAR-END OPTION VALUES

                                                                                      Number of
                                                                               Securities Underlying         Value of Unexercised
                                                                                     Unexercised                 In-the-Money
                                                                              Options at 12/31/2005(1)      Options at 12/31/2005
                                                                              ------------------------      ----------------------
                                                    Shares                               (#)                         ($)
                                                   Acquired         Value            Exercisable/                Exercisable/
                   Name                           on Exercise     Realized          Unexercisable               Unexercisable
                   ----                           -----------    ----------   ------------------------      ----------------------
Jeffrey M. Peek............................              --      $       --        376,666/603,334          $8,201,925/$8,316,375
Chairman and
Chief Executive Officer

Thomas B. Hallman..........................          60,318      $1,203,905        367,071/362,501          $9,312,803/$6,390,052
Vice Chairman,
Specialty Finance

Joseph M. Leone............................          90,207      $1,801,470        505,373/385,418         $10,730,212/$7,222,429
Vice Chairman and
Chief Financial Officer

Lawrence A. Marsiello......................          80,666      $1,528,137        448,462/350,001          $8,687,509/$6,280,427
Vice Chairman and
Chief Lending Officer

Frederick E. Wolfert.......................              --      $       --         24,242/170,986           $358,297/$1,852,548
Vice Chairman,
Commercial Finance

----------
(1) The options reported are non-qualified stock options to purchase CIT Common Stock awarded under the ECP, including all options converted from Tyco options or prior CIT options. The exercise price of the options ranges from $21.05 to $74.47 per share and the closing trading price on the New York Stock Exchange of CIT Common Stock on December 30, 2005 was $51.78.

--------------------------------------------------------------------------------
INCENTIVE STOCK AWARDS IN 2005

      CIT granted performance shares to the Named Executive Officers in 2005 in the following amounts:

             LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                                                                      Estimated Future Payouts Under
                                                                                        Non-Stock Price-Based Plans
                                                                     --------------------------------------------------------------
                                                                           Minimum
                                         Target                           Number of              Target                Maximum
                                       Performance                     Shares/$ Value      Performance Shares         Number of
                                         Shares       Performance      at Threshold on        Grant/$ Value       Shares/$ Value on
          Name                            Grant         Period       Date of Grant(1)(2)   on Date of Grant(2)     Date of Grant(2)
          ----                         -----------    -----------    -------------------   -------------------     ----------------
Jeffrey M. Peek......................    82,000        2005-2007       20,500/$830,250      82,000/$3,321,000     123,000/$4,981,500
Chairman and
Chief Executive Officer

Thomas B. Hallman....................    30,000        2005-2007        7,500/$303,750      30,000/$1,215,000      45,000/$1,822,500
Vice Chairman,
Specialty Finance

Joseph M. Leone......................    30,000        2005-2007        7,500/$303,750      30,000/$1,215,000      45,000/$1,822,500
Vice Chairman and
Chief Financial Officer

Lawrence A. Marsiello................    30,000        2005-2007        7,500/$303,750      30,000/$1,215,000      45,000/$1,822,500
Vice Chairman and
Chief Lending Officer

Frederick E. Wolfert.................    30,000        2005-2007        7,500/$303,750      30,000/$1,215,000      45,000/$1,822,500
Vice Chairman,
Commercial Finance

----------
(1) Assumes the lowest threshold attainable of 25% for the diluted EPS threshold is met, but the ROTE threshold is not met.

(2) Shares are valued based on a $40.50 share price, the closing price of CIT common stock on the date of grant, February 23, 2005.

      Performance share payouts may increase or decrease from the target grant, with actual payouts ranging from 0% to 150% of the target grant based on performance against pre-established ROTE and diluted EPS performance measures. Each of the performance measures has a threshold level of performance that must be achieved to trigger a payout for that performance measure. If the threshold level of performance is achieved for the ROTE performance measure, then the payout for the ROTE performance measure is 35% of the performance share target. If the threshold level of performance is achieved for the diluted EPS performance measure, then the payout for the diluted EPS performance measure is 25%. The payout for each performance measure is calculated independently of the other performance measure.

--------------------------------------------------------------------------------
ADDITIONAL INFORMATION REGARDING EQUITY COMPENSATION PLANS

      The following table summarizes the options outstanding under equity compensation plans as of December 31, 2005.

                                                                                             Number of securities
                                                                                            remaining available for
                                           Number of securities                              future issuance under
                                             to be issued upon        Weighted average     equity compensation plans
                                                exercise of           exercise price of      (excluding securities
                                          outstanding options(1)     outstanding options   reflected in column (a))
                                          ----------------------     -------------------   -------------------------
                                                   (a)                       (b)                      (c)
Equity compensation plans
approved by security holders............        17,470,879                 $37.80                  5,191,152

----------
(1) Excludes 1,278,099 unvested restricted shares and 1,876,193 unvested performance shares outstanding under the Long-Term Equity Compensation Plan.

      Options that are not exercised or whose value is used to exercise other options are returned to the pool of securities available for future issuance. All equity compensation plans were approved by our sole stockholder prior to our IPO. We have no equity compensation plans that were not approved by stockholders.

EMPLOYMENT AGREEMENTS

General

      Mr. Peek originally entered into an employment agreement with CIT effective September 3, 2003, and the agreement was amended on July 21, 2004. The agreement, which extends until September 3, 2006, provides for Mr. Peek to serve as the Chief Executive Officer of CIT and as a member of the Board. The employment agreement provides for an annual base salary of $750,000, which was increased to $800,000 on the first anniversary of his employment. Mr. Peek's base salary is reviewed when the salaries of all CIT executive officers are reviewed, and, once increased, may not later be reduced. Mr. Peek also is entitled to an annual bonus pursuant to CIT's incentive plans and programs.

      Messrs. Hallman, Leone, and Marsiello each entered into employment agreements with CIT effective September 1, 2004, and Mr. Wolfert entered into an employment agreement with CIT effective September 13, 2004. These employment agreements extend until December 31, 2007. The agreements of Messrs. Hallman, Leone, and Marsiello provide for the payment of an annual base salary at a rate of no less than the rate immediately prior to the effective date, to be reviewed when the salaries of all CIT executive officers are reviewed. The agreement of Mr. Wolfert provides for an annual base salary of $500,000, to be reviewed when the salaries of all CIT executive officers are reviewed. Once Messrs. Hallman, Leone, Marsiello, or Wolfert's salary is increased, it may not later be reduced. Each of the executives also is entitled to an annual bonus opportunity based on the performance of CIT and their business units, in accordance with CIT's incentive plans and programs (with a target bonus of at least 150% of annual base salary).

      The employment agreements of Messrs. Peek, Hallman, Leone, Marsiello, and Wolfert provide for their participation in all employee pension, welfare, perquisites, fringe benefit, and other benefit plans generally available to senior executives. The employment agreements of Messrs. Peek, Hallman, Leone, Marsiello, and Wolfert provide for continued participation in CIT's Executive Retirement Program and all other supplemental and excess retirement plans on terms no less favorable than provided immediately prior to the effective date of their respective agreements. They are also eligible to receive benefits under the CIT retiree medical and life insurance plan. In addition, Mr. Peek is entitled to be reimbursed $20,000 for financial planning assistance, is entitled to use a car owned by CIT and the services of a driver employed by CIT, and is authorized to use CIT's corporate aircraft for business travel and personal travel if CIT's security provider determines Mr. Peek's use of CIT's corporate aircraft is necessary for security reasons.

Termination and Change-In-Control Arrangements

      In the event an executive's employment is terminated by the executive for "good reason" or by CIT "without cause" (in each case, as defined in each executive's employment agreement), the executive generally is entitled to receive a prorated bonus, continued salary and bonus for 2.5 years (three years for Mr. Peek), continued benefits for up to 2.5 years (three years for Mr.
Peek), two years of age and service credit under all relevant CIT retirement plans, and outplacement services. In addition, all of the executive's outstanding equity compensation awards will fully vest and the executive generally will have two years to exercise outstanding options (five years for Mr. Peek's options granted in 2003 and 2004).

      In the event of a termination due to death or disability, the executive (or his estate) is entitled to a lump sum payment equal to the executive's annual base salary, a prorated bonus payment, full accelerated vesting with respect to the executive's outstanding equity compensation awards, and amounts due under CIT's general benefits plans and programs, if any. In addition, for a termination due to disability, the executive is entitled to continue to accrue age and service credit through retirement for purposes of CIT's retirement plans. In the event of a termination due to retirement, the executive is entitled to a pro-rated bonus payment.

      In the event of a change of control (as defined in each executive's employment agreement) the term of each executive's employment agreement will be extended to the second anniversary of the change of control. In addition, should the executive's employment be terminated without cause or by the executive for good reason during the two year extension period, the executive will receive the same severance payments and benefits described above for a termination "without cause" except that continued salary and bonus will be paid in a lump sum.

      Each executive's employment agreement also contains certain non-competition and non-solicitation obligations. While employed by CIT and for one year following termination of employment for any reason (two years for Mr. Peek in the event of a termination by Mr. Peek without good reason or by CIT for cause), the executive may not, without the written consent of the Board, (i) knowingly engage or be interested in any business in the United States which is in competition with any lines of business actively being conducted by CIT on the date of termination (Mr. Peek's non-competition obligations are limited to lines of business that account for at least 10% of CIT's gross revenues), or (ii) disparage or publicly criticize CIT or any of its affiliates. (The executive's ownership interest of less than 1% of any class of publicly traded securities is not considered a violation of the provision summarized in the preceding sentence.) In addition, while employed by CIT and for two years following termination of employment for any reason, the executive may not, without the written consent of the Board, hire any person who was employed by CIT or one of its subsidiaries or affiliates (other than persons employed in a clerical or other non-professional position) within the six-month period preceding the date of such hiring or solicit, entice, persuade, or induce any person or entity doing business with CIT to terminate such relationship or to refrain from extending or renewing the same.

      In the event that Mr. Peek or one of the other executives becomes subject to excise taxes under Section 4999 of the Internal Revenue Code, each employment agreement provides for a gross up payment equal to the amount of such excise taxes.

RETIREMENT PLANS

Retirement Arrangements for Named Executive Officers

      In addition to the CIT Group Inc. Savings Incentive Plan, our 401(k) plan, we maintain three retirement arrangements in which Messrs. Peek, Hallman, Leone, Marsiello, and Wolfert participate: an executive retirement plan (the "Executive Retirement Plan"), a supplemental retirement plan (the "Supplemental Retirement Plan"), and the CIT Group Inc. Retirement Plan (the "Retirement Plan"). The Executive Retirement Plan and the Supplemental Retirement Plan are nonqualified plans. The Retirement Plan is a tax qualified defined benefit pension plan that covers eligible salaried employees in the United States.

      Participation in the Executive Retirement Plan is limited to key executives designated by the Employee Benefit Plans Committee. The Executive Retirement Plan provides for an annual retirement benefit based upon a formula that takes into account the executive's final base compensation and years of benefit service with CIT. The Executive Retirement Plan defines final base compensation as the highest base compensation for any consecutive twelve-month period in the five years prior to retirement. Benefit service generally means service taken into account for purposes of the Retirement Plan. The benefit under Executive Retirement Plan formula is reduced by the actuarial equivalent value of the benefits payable under the Supplemental Retirement Plan, the Retirement Plan, and certain predecessor plans of CIT.

      Benefits under the Executive Retirement Plan are paid in the form of an annuity for life beginning at an executive's normal retirement date. Normal retirement date is defined as age 65 with at least ten years of benefit service. An executive who is age 55 and who has at least ten years of benefit service may also elect to retire early with an actuarially reduced benefit. Executives may elect to have benefits under the Executive Retirement Plan paid in the form of a joint and survivor annuity over the combined lives of the executive and the executive's spouse.

      No benefit is payable under the Executive Retirement Plan if an executive terminates employment prior to attaining ten years of benefit service, except in situations where the Board elects to terminate the plan or a change in control has occurred. If an executive terminates employment with ten years of service and prior to attaining age 55, the benefit under the plan is paid in a lump sum.

      The Retirement Plan covers all officers and salaried employees in the United States who have one year of service and are 21 years of age or older. The Retirement Plan was revised in 2000 to convert to a new "cash balance" formula, which became effective January 1, 2001. Under this new formula, each participant's accrued benefits as of December 31, 2000 were converted to a lump sum amount and each year thereafter the participant's account balance is to be credited with a percentage of the participant's benefit pay depending on the participant's period of service as follows:

            Period of Service                   % of Benefits Pay
            -----------------                   -----------------
               1 - 9 years                              5
              10 - 19 years                             6
              20 - 29 years                             7
            30 years or more                            8

      For purposes of the Retirement Plan, benefits pay generally means base salary, certain annual bonuses, sales incentives, and commissions. Account balances under the cash balance portion of the Retirement Plan also receive annual interest credits, subject to certain government limits. For 2005, the interest credit was 4.88%. Upon termination after five years of employment or upon retirement, a participant's benefit under the Retirement Plan is generally payable, at the election of the participant, in an annuity or lump sum.

      Messrs. Hallman, Leone, and Marsiello began earning benefits under the cash balance formula effective January 1, 2001. Messrs. Peek and Wolfert began earning benefits under the cash balance formula effective September 3, 2004 and September 13, 2005, respectively.

      The Supplemental Retirement Plan covers executives of CIT whose benefits under the Retirement Plan are limited by operation of the Internal Revenue Code. Each of Messrs. Peek, Hallman, Leone, Marsiello, and Wolfert participate in the Supplemental Retirement Plan. Any benefits under the Supplemental Retirement Plan are paid in a lump sum following a participant's termination of employment with CIT.

      The table below sets forth the combined estimated annual benefit for each of the Named Executive Officers at normal retirement age under the Executive Retirement Plan, the Supplemental Retirement Plan, and the Retirement Plan. The benefit is calculated based on the executive's base salary disclosed for 2005 in the Summary Compensation Table of this Proxy Statement assuming no increase in base salary until retirement and the years of benefit service that the executive's would have at normal retirement age (65 with ten years of benefit service).

                                                               Estimated Total
                                            Year of           Annual Benefit at
                  Name                 Normal Retirement    Normal Retirement(1)
                  ----                 -----------------    --------------------
Jeffrey M. Peek......................         2012                $440,000
Thomas B. Hallman....................         2017                $356,494
Joseph M Leone.......................         2018                $521,969
Lawrence A. Marsiello................         2015                $519,233
Frederick E. Wolfert.................         2019                $290,000

----------
(1) Benefit amounts represent the annuity value of lump sum benefits payable under certain plans.

      The Executive Retirement Plan also provides death benefits for each of Messrs. Peek, Hallman, Leone, Marsiello, and Wolfert in the event the executive dies while actively employed by CIT. The amount of this benefit is generally equal to three times base salary. We have purchased life insurance to fund most of this benefit and a portion of the retirement benefits payable under the Executive Retirement Plan.

      Federal tax law requires the payment of benefits for certain officers under the Executive Retirement Plan and the Supplemental Retirement Plan (including each of the Named Executive Officers) to be delayed for six months if the officer's employment ends for any reason other than death or disability. Payments that are delayed as a result of this tax law earn interest at a short-term rate until paid to the officer.

Deferred Compensation Plan

      In 2005, we adopted the Deferred Compensation Plan ("DCP"), which allows approximately 150 senior officers (including all of the Named Executive Officers) the opportunity to defer payment of a portion of their base salary and certain incentive payments. Participant deferrals under this plan are payable upon separation from service or in an elected calendar year, or in the event of a participant's death, disability, or unforeseeable emergency. CIT's obligations under the DCP are unsecured general obligations. As of December, 31, 2005, the account balance under the DCP for Mr. Peek was $172,429. Messrs. Hallman, Leone, Marsiello, and Wolfert did not elect to participate in the DCP.

--------------------------------------------------------------------------------
         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

      The table below shows, as of the most recent practicable date, the name and address of each person or company known to CIT that beneficially owns in excess of 5% of any class of voting stock. Information in this table is as of December 31, 2005, based upon reports on Schedule 13G filed with the SEC on or before February 15, 2006.

                                                                                                        Percentage
                                                                                                            of
Title of Class                              Name and Address of              Amount and Nature of         Common
   of Stock                                   Beneficial Owner               Beneficial Ownership         Stock
--------------                              -------------------              --------------------       ----------
Common Stock .....................    Barclays Global Investors, NA(1)             14,614,676              7.3%
                                      45 Fremont Street, 17th Floor
                                      San Francisco, CA 94105

Common Stock......................    JPMorgan Chase & Co.(2)                      12,203,864              5.8%
                                      270 Park Avenue
                                      New York, NY

Common Stock......................    Dodge & Cox(3)                               10,519.358              5.3%
                                      One Sansome Street, 35th Floor
                                      San Francisco, CA 94104

----------
(1) Barclays Global Investors, NA reports sole voting power over 12,659,723 shares and sole dispositive power over 14,614,676 shares.

(2) JPMorgan Chase & Co. reports sole voting power over 8,186,535 shares, shared voting power over 813,606 shares, sole dispositive power over 11,251,719 shares, and shared dispositive power over 921,260 shares.

(3) Dodge & Cox reports sole voting power over 9,853,758 shares, shared voting power over 105,700 shares and sole dispositive power over 10,519,358 shares.

Security Ownership of Directors and Executive Officers

      The table below shows, as of February 15, 2006, the number of shares of CIT Common Stock owned by each director, by the Named Executive Officers and by the directors and executive officers as a group.

                                           Amount and Nature
                                        of Beneficial Ownership
                                         (CIT Common Stock and        Percentage
        Name of Individual          Exchangeable Shares)(1)(2)(3)(4)   of Class
        ------------------          --------------------------------   --------
Jeffrey M. Peek...................                647,080                  *
Gary C. Butler....................                 19,790                  *
William M. Freeman................                 11,840                  *
Hon. Thomas H. Kean...............                 50,400                  *
Marianne Miller Parrs.............                 22,531                  *
Timothy Ring......................                  4,769                  *
John R. Ryan......................                 12,343                  *
Seymour Sternberg.................                  2,259                  *
Peter J. Tobin....................                 27,465                  *
Lois M. Van Deusen................                 21,554                  *
Thomas B. Hallman.................                499,567                  *
Joseph M. Leone...................                639,585                  *
Lawrence A. Marsiello.............                569,125                  *
Frederick E. Wolfert..............                 80,413                  *
All Directors and Executive
Officers as a group (17 persons)..              2,961,467                1.5%

----------
*     Represents less than 1% of the total outstanding Common Stock.

(1) Includes shares of Restricted Stock issued under the ECP, for which the holders have voting rights, but for which ownership has not vested, in the following amounts: Mr. Peek - 150,000 shares, Mr. Butler - 1,360 shares, Mr. Freeman - 545 shares, Mr. Kean - 1,360 shares, Ms. Parrs - 1,360 shares, Mr. Ring - 989 shares, Mr. Ryan - 680 shares, Mr. Sternberg - 2,259 shares, Ms. Van Deusen - 816 shares, Mr. Hallman - 60,000 shares, Mr. Leone - 60,000 shares, Mr. Marsiello - 60,000 shares, and Mr. Wolfert
      - 37,838 shares.

(2) Includes shares of CIT Common Stock issuable pursuant to stock options awarded under the ECP that have vested or will vest within 60 days after February 15, 2006 in the following amounts: Mr. Peek - 494,999 shares, Mr. Butler - 8,736 shares, Mr. Freeman - 10,702 shares, Mr. Kean - 35,610 shares, Ms. Parrs - 16,751 shares, Mr. Ring - 3,779 shares, Mr. Ryan - 11,005 shares, Mr. Tobin - 26,465 shares, Ms. Van Deusen - 17,994 shares, Mr. Hallman - 405,364 shares, Mr. Leone - 540,336 shares, Mr. Marsiello - 478,616 shares, and Mr. Wolfert - 42,575 shares.

(3) Excludes Performance Shares issued under the ECP, for which the holders do not have voting rights, and for which ownership has not vested, in the following amounts: Mr. Peek - 229,253 shares, Mr. Hallman - 96,783 shares, Mr. Leone - 94,832 shares, Mr. Marsiello - 92,882 shares, and Mr. Wolfert
      - 93,811 shares. Also excludes 44,721 restricted stock units issued to Mr. Peek under the ECP, for which he does not have voting rights and which have not vested.

(4) Includes 416,800 shares of Restricted Stock issued under the ECP to all executive officers and directors as a group for which they have voting rights, but for which ownership has not vested, and 2,387,471 shares of Common Stock issuable pursuant to stock options awarded under the ECP to all executive officers and directors as a group that have vested or will vest within 60 days after February 15, 2006, but excludes 680,946 Performance Shares and 44,721 Restricted Stock Units issued under the ECP to all executive officers as a group, for which the holders do not have voting rights and for which ownership has not vested.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      We have in the past and may in the future enter into certain transactions with affiliates, other than directors and executive officers. Such transactions have been, and it is anticipated that such transactions will continue to be, entered into on an arms length basis at a fair market value for the transaction.

      Dodge & Cox, a stockholder of CIT, provides investment management services to CIT in conjunction with employee benefit and retirement plans. These services are provided in the ordinary course of business. The CIT Group Inc. Retirement Plan invests in certain funds managed by Dodge & Cox. At December 31, 2005, CIT's Retirement Plan had total assets of $260.5 million, of which $74.7 million were invested in funds managed by Dodge & Cox. In addition, Ittleson-Beaumont Fund, a not-for-profit corporation that offers emergency financial assistance on a confidential basis to CIT employees, invests its assets of $2.7 million in funds managed by Dodge & Cox. Dodge & Cox charges a fee for these investment management services based on a percentage of the asset balance in the funds. This fee was approximately $393 thousand during 2005.

      J.P.Morgan Chase & Co., a stockholder of CIT, and affiliates of Barclays Global Investors, NA, a stockholder of CIT, each provide banking and investment banking services to CIT. These services are provided in the ordinary course of business. During 2005, CIT paid JPMorgan Chase approximately $14.5 million and Barclays approximately $3.4 million for services rendered, including fees for cash management services, underwriting fees for issuing unsecured debt and asset backed securities, facility fees for bank credit facilities, fees for hedging activities to protect against certain risks, such as interest rate and currency exchange fluctuations, and investment fees primarily for overnight investments.

                                   PROPOSAL 2

                       APPOINTMENT OF INDEPENDENT AUDITORS

      The Audit Committee has appointed the firm of PricewaterhouseCoopers LLP ("PwC"), 300 Madison Avenue, New York, New York 10017, as independent auditors to audit CIT's financial statements, to review management's assessment of the effectiveness of internal control over financial reporting as of and for the year ending December 31, 2006, and to perform appropriate auditing services. A resolution will be presented at the meeting to ratify the appointment. The affirmative vote of a majority of the number of votes entitled to be cast by the Common Stock represented at the meeting is needed to ratify the appointment. If the stockholders do not ratify the appointment of PwC, the Audit Committee will reconsider the selection of independent auditors.

      PwC has audited our financial statements since June 2001. A member of PwC will be present at the meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions by stockholders.

Fees for Professional Services

      The table below shows the aggregate fees for professional services billed by PwC during the years ended December 31, 2005 and December 31, 2004 (in millions):

                                               Year ended          Year ended
                                           December 31, 2005   December 31, 2004
                                           -----------------   -----------------
Audit fees (a)..........................         $10.09             $10.83
Audit-related fees (b)..................           0.97               0.08
Tax fees (c)............................           0.36               0.35
All other fees (d)......................             --                 --
                                                 ------             ------
Total Fees..............................         $11.42             $11.26

----------
(a) Audit fees include fees for the audit of CIT's consolidated financial statements and effectiveness of internal controls over financial reporting, including limited reviews of CIT's unaudited interim financial statements, and as appropriate, statutory and subsidiary audits, issuances of comfort letters, consents, income tax provision procedures and assistance with review of documents filed with the SEC.

(b) Audit related fees include fees for assurance and related services, including audits of employee benefit plans, risk and controls assessments (pre-2004), review of our service centers, and guidance related to emerging accounting standards.

(c) Tax fees include fees for tax services rendered for tax return preparation.

(d) All other fees include fees for user licenses for access to a technical reference library.

      The Audit Committee has determined that CIT will not retain PwC for any professional services without the prior approval of the Audit Committee, except that the Audit Committee has delegated to the Audit Committee Chairman the authority to authorize management to retain PwC for professional services in which the aggregate fees are expected to be less than $200,000 in any year. In general, CIT does not retain PwC to provide information systems, tax consulting, or other consulting services. The Audit Committee has determined that the professional services provided by PwC as described above are compatible with the independent auditor maintaining its independence. The Audit Committee gave prior approval to all audit and non-audit professional services provided by PwC in 2005.

      The Board of Directors recommends a vote "For" the ratification of PricewaterhouseCoopers LLP as CIT's independent auditors for 2006.

                                   PROPOSAL 3

                      APPROVAL OF LONG-TERM INCENTIVE PLAN

      On March 22, 2006, the Board approved the CIT Group Inc. Long-Term Incentive Plan (the "LTIP") and now submits the LTIP for stockholder approval. The LTIP was established for two reasons. First, the LTIP will help promote the long-term success of CIT by providing eligible individuals with opportunities to obtain a proprietary interest in CIT through the grant of equity-based awards. These awards will provide participants with incentives to contribute to CIT's long-term growth and profitability. Second, the LTIP will assist CIT in attracting, retaining, and motivating highly qualified individuals who are in a position to make significant contributions to CIT.

      The LTIP is intended to replace CIT's current Long-Term Equity Compensation Plan, which we refer to as the "Prior Plan." The LTIP continues the following stockholder friendly provisions found in the Prior Plan:

      o The exercise price of options and stock appreciation rights cannot be less than 100% of the fair market value of CIT common stock on the date of grant, except for awards granted in substitution for options or stock appreciation rights held by employees of companies that CIT acquires.

      o Options and stock appreciation rights may not be repriced without first obtaining stockholder approval.

      o The LTIP complies with Section 162(m) of the Internal Revenue Code to provide continued eligibility for company tax deductions.

      In addition, the LTIP has a number of new provisions for the benefit of CIT stockholders, including the following:

      o The LTIP reduces the term of stock options and stock-settled stock appreciation rights from ten years to seven years. The shorter term will help reduce the overhang (shares covered by outstanding awards plus shares available for future grant divided by the sum of (i) total CIT shares outstanding, (ii) shares covered by outstanding awards, and (iii) shares available for future grant) on our stock over time. Lower overhang means that stockholders will reap a potentially greater benefit per share from future increases in CIT's market capitalization.

      o The LTIP limits the maximum number of shares that may be covered by awards to any one individual in any one year to 3,000,000 shares in the case of options and stock appreciation rights and 400,000 shares for other types of awards. Maximum awards under the Prior Plan were equal to the total shares that could be issued under the plan (36,000,000 shares for options and stock appreciation rights and 5,000,000 shares for other types of awards).

      o The LTIP "recaptures" fewer shares than the Prior Plan. For example, the share reserve is reduced by the full number of shares exercised with respect to stock-settled stock appreciation rights and, if a participant (i) pays the exercise or purchase price of an award with CIT shares, or (ii) uses CIT shares to cover his or her tax obligations, those shares do not become available for future issuance. Under the Prior Plan, those shares used to pay the exercise or purchase price or to cover tax obligations are available for future issuance.

      We believe that the approval of the LTIP is essential to CIT's continued success. In addition to stock options, stock appreciation rights, restricted stock, performance shares, and performance units, the LTIP also permits the grant of restricted stock units and other equity-based awards. The awards provided under the LTIP are vital to our ability to attract and retain the highly skilled individuals who work for CIT and serve on the Board.

      The proposed changes reflect the environment in which we operate. The proposed changes will provide us with the flexibility to adopt equity compensation practices to reflect changes in our business conditions, the regulatory environment, and the markets for labor in which CIT competes. Our employees and directors are CIT's most important asset, and we must continue to have the ability to offer appropriate compensation packages to achieve continued success in attracting outstanding talent.

      The approval of a majority of the shares represented at the meeting and entitled to vote is needed to adopt the LTIP. Upon approval of the LTIP, no further awards will be granted under the Prior Plan. If the stockholders do not approve the LTIP, we will continue to grant awards under the Prior Plan. On March 24, 2006, the market price of our Common Stock on the New York Stock Exchange was $53.68 per share.

      The text of the LTIP appears at the end of this Proxy Statement as Annex
A. The following
description of the LTIP should be read in conjunction with the full text of the LTIP.

Administration

      The LTIP will generally be administered by the Compensation Committee. The Compensation Committee will have full authority to construe and interpret the plan subject to the plan's terms and conditions, including the authority to determine who will be granted awards, the terms and conditions of awards, and the number of shares subject to, or the cash amount payable with respect to, an award.

Eligibility

      The Compensation Committee has the authority under the LTIP to select the individuals who will be granted awards from among the officers, employees, directors, non-employee directors, consultants, advisors, and independent contractors of CIT or any parent or subsidiary of CIT. The Compensation Committee also may delegate its authority to grant awards (other than to executive officers) to appropriate officers of CIT.

Number of Shares Available for Issuance

      The maximum aggregate number of shares of CIT Common Stock that may be issued under the LTIP is seven million five hundred thousand (7,500,000), plus any shares that are available for issuance under the Prior Plan or that become available for issuance upon cancellation or expiration of awards granted under the Prior Plan without having been exercised or settled. Shares issued under the LTIP may be authorized and unissued shares or may be issued shares that have been reacquired by CIT.

      Shares covered by awards granted under the LTIP that are forfeited or cancelled or otherwise expire without having been exercised or settled generally will become available for issuance pursuant to a new award. In addition, if an award is settled through the payment of cash or other non-share consideration, the shares subject to the award will become available for issuance pursuant to a new award. Shares that are tendered or withheld to pay the exercise price of an award or to satisfy tax withholding obligations and exercised shares covered by a stock-settled stock appreciation right will not be available for issuance pursuant to a new award.

Types of Awards; Limits

      The Compensation Committee may grant the following types of awards under the LTIP: options; restricted stock; restricted stock units; stock appreciation rights; performance stock; performance units; and other awards based on, or related to, shares of CIT Common Stock. However, the LTIP contains various limits with respect to the types of awards, as follows:

      o the maximum number of shares that may be issued pursuant to restricted stock, restricted stock units, performance stock and performance units is four million five hundred thousand (4,500,000) shares;

      o the maximum number of shares that may be issued pursuant to options and stock appreciation rights granted to any eligible individual in any calendar year is three million (3,000,000) shares; and

      o the maximum amount of restricted stock, restricted stock units, performance stock and performance stock units that may be awarded to any eligible individual in any calendar year is ten million dollars ($10,000,000) measured as of the date of grant (with respect to awards denominated in cash) and four hundred thousand (400,000) shares measured as of the date of grant (with respect to awards denominated in shares).

      Stock Options. A stock option is the right to acquire shares of CIT Common Stock at a fixed exercise price for a fixed period of time (generally up to seven years). The exercise price is set by the Compensation Committee but cannot be less than 100% of the fair market value of CIT Common Stock on the date of grant. The only exception is for options granted in substitution for options held by employees of companies that CIT acquires. In that case, the exercise price generally preserves the economic value of the options granted to the acquired employee by the acquired company. The term of a stock option may not exceed seven years.

      The Compensation Committee may grant either incentive stock options or nonqualified stock options. As described in detail below, incentive stock options entitle the participant, but not CIT, to preferential tax treatment. The Compensation Committee determines the rules and procedures for exercising options. The exercise price may be paid in cash, shares, a combination of cash and shares, through net settlement (meaning CIT withholds shares otherwise issuable upon exercise to pay the exercise price), or by any other means authorized by the Compensation Committee, including cashless exercise, a procedure whereby vested shares covered by the option are sold by a broker and a portion of the sale proceeds are delivered to CIT to pay the exercise price.

      Stock Appreciation Rights. Stock appreciation rights are awards that entitle the participant to receive an amount equal to the excess, if any, of the fair market value on the exercise date of the number of shares for which the stock appreciation right is exercised over the grant price. The grant price is set by the Compensation Committee, but cannot be less than 100% of the fair market value of CIT Common Stock on the date of grant. The only exception is for stock appreciation rights granted in substitution for stock appreciation rights held by employees of companies that CIT acquires. In that case, the exercise price generally preserves the economic value of the stock appreciation rights granted to the acquired employee by the acquired company. Payment to the participant on exercise may be made in cash or shares, as determined by the Compensation Committee. If the Compensation Committee determines at the time of grant that a stock appreciation right may be settled only in shares, the term may not exceed seven years. The Compensation Committee may grant stock appreciation rights in tandem with an option.

      Restricted Stock. Restricted stock awards are shares of CIT Common Stock that are subject to cancellation, restrictions, and vesting conditions, as determined by the Compensation Committee. The shares may be either granted or sold to the participant.

      Restricted Stock Units. Restricted stock units entitle a participant to receive one or more shares of CIT Common Stock in the future upon satisfaction of vesting conditions determined by the Compensation Committee. The Compensation Committee determines whether restricted stock units will be settled through the delivery of shares, cash of equivalent value, or a combination of shares and cash.

      Performance Stock and Performance Units. Performance stock and performance unit awards entitle a participant to receive a target number of shares if specified performance targets are achieved during a specified performance period. The Compensation Committee sets the performance targets and performance period at the date of grant. When the Compensation Committee determines the performance targets have been satisfied, performance stock and performance units are settled through the delivery of shares of CIT Common Stock, cash of equivalent value, or a combination of cash and shares.

      Other Awards. The Compensation Committee also may grant other forms of awards that generally are based on the value of shares of CIT Common Stock. These other awards may provide for cash payments based in whole or in part on the value or future value of shares, may provide for the future delivery of shares to the participant, or may provide for a combination of cash payments and future delivery of shares.

Section 162(m) Performance-Based Awards

      The Compensation Committee may determine whether any award is a "performance-based" award for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, which we refer to as the "Code." Any awards designated to be "performance-based compensation" will be conditioned on the achievement of one or more specified performance goals established by the Compensation Committee at the date of grant. The performance goals will be comprised of specified levels of one or more of the following performance criteria, as the Compensation Committee deems appropriate: net income; cash flow or cash flow on investment; pre-tax or post-tax profit levels or earnings; growth in managed assets; operating earnings; return on investment; earned value added; expense reduction levels; free cash flow; free cash flow per share; earnings per share; net earnings per share; return on assets; return on net assets; return on equity; return on capital; return on sales; operating margin; total stockholder return or stock price appreciation; EBITDA; adjusted EBITDA; revenue; or revenue before deferral, in each case determined in accordance with generally accepted accounting principles consistently applied on a business unit, subsidiary or consolidated basis or any combination thereof.

      The performance goals may be described in terms of objectives that are related to the individual participant or objectives that are Company-wide or related to a subsidiary, division, department, region, function or business unit. Performance goals may be measured on an absolute or cumulative basis, or on the basis of percentage of improvement over time. Further, performance goals may be measured in terms of Company performance (or performance of the applicable subsidiary, division, department, region, function or business unit), or measured relative to selected peer companies or a market index.

      The applicable performance goals will be established by the Compensation Committee within 90 days following the commencement of the applicable performance period (or such earlier or later date as permitted or required by Section 162(m)). Each participant will be assigned a target number of shares of CIT Common Stock or cash value payable if target performance goals are achieved. The Compensation Committee will certify the attainment of the performance goals at the end of the applicable performance period. If a participant's performance exceeds such participant's target performance goals, the number of shares of CIT Common Stock or the cash value payable under the performance-based award may be greater than the target number, but in no event can the amounts exceed the award limits described above. In addition, unless otherwise provided in an award agreement, the Compensation Committee may reduce the number of shares or cash value payable with respect to a performance-based award even if the performance objectives are satisfied.

Amendment and Termination; Term

      Generally, the Board may terminate, amend, modify, or suspend the LTIP at any time. CIT will obtain stockholder approval of any termination, amendment, modification, or suspension if required by applicable law or NYSE rule. Subject to limited exceptions, no termination, amendment, modification, or suspension may materially impair the rights of a participant with respect to an outstanding award without the participant's consent. Unless terminated earlier, the LTIP will expire in 2016, on the tenth anniversary of the effective date and no additional awards may be granted after this date.

Change of Control

      In the event of a change of control of CIT, the Compensation Committee may take steps it considers appropriate, including accelerating vesting, modifying an award to reflect the change of control, or providing that outstanding awards will be assumed, or substituted for, by the surviving corporation or permitting or requiring participants to surrender options and stock appreciation rights in exchange for a cash payout equal to the difference between the highest price paid in the change of control and the exercise price. Generally, unless the Compensation Committee determines otherwise at the time of grant, the default treatment of outstanding awards upon a change of control is as follows:

      o options and stock appreciation rights immediately vest in full and remain exercisable until the second anniversary of the participant's termination of employment or, if earlier, the expiration of the award's initial term;

      o restrictions imposed on restricted stock and restricted stock units immediately lapse;

      o the performance targets with respect to performance units, performance stock, or other awards that vest upon satisfaction of performance objectives shall be deemed attained at target levels; and

      o the vesting of all other awards that are specified with respect to shares shall be accelerated.

      The Compensation Committee has decided to amend all existing CIT plans, programs and agreements, other than the Prior Plan and outstanding awards under the Prior Plan, to use the change of control definition in the LTIP. Under this definition, the following events generally result in a change of control:

      o one individual or entity acquires at least 35% of the voting power of CIT (the Prior Plan requires that one individual or entity acquire more than 50% of the voting power of CIT),

      o a majority of CIT directors are replaced by directors not approved by the Board,

      o there is a merger or consolidation of CIT that results in new stockholders having at least 50% of the voting power of CIT,

      o     there is a sale of all or substantially all of CIT's assets, or

      o     CIT stockholders approve a plan of liquidation or dissolution.

Other Provisions

      Dividends and Dividend Equivalents. The Compensation Committee may provide participants with the right to receive dividends or payments equivalent to dividends or interest with respect to an outstanding award. Any such dividends or interest may either be paid currently or may be deemed to have been reinvested in shares, and may be settled in shares, cash, or a combination of cash and shares. No dividends or dividend equivalents will be paid with respect to options or stock appreciation rights.

      Participant's Stockholder Rights. A participant will have no rights as a stockholder with respect to shares covered by an award (including voting rights) until the date the participant or his nominee becomes the holder of record of such shares. Generally, no adjustment will be made for dividends or other rights for which the record date is prior to such date.

      Deferrals. The Compensation Committee may permit participants to defer the payment or settlement of an award to one or more dates selected by the participant.

      Repricing of Options and Stock Appreciation Rights. Options and stock appreciation rights may not be repriced. For these purposes, to reprice an award means (i) to reduce the exercise or grant price, or (ii) grant a new award with a lower exercise or grant price in exchange for the cancellation of the original award.

      Adjustments or Changes in Capitalization. In the event of a stock split, reverse stock split, stock dividend, extraordinary cash dividends, recapitalization, liquidation, merger or other corporate event affecting the shares of CIT Common Stock, the aggregate number of shares of available for issuance under the LTIP, the various LTIP limits, and the number of shares subject to, and exercise or grant price of, outstanding awards may be appropriately adjusted by the Compensation Committee.

      Limited Transferability. Generally, an award may only be transferred upon the participant's death to a designated beneficiary or in accordance with the participant's will or the laws of descent or distribution, and, except for incentive stock options, pursuant to a domestic relations order. The Compensation Committee also may permit limited transferability, generally to a participant's family member, a trust for the benefit of a family member, or a charitable organization.

New Plan Benefits

      The number of options and other awards that an individual may receive under the LTIP is in the discretion of the Compensation Committee and therefore cannot be determined in advance. As of the date of this Proxy Statement, no awards have been granted under the LTIP.

U.S. Federal Income Tax Consequences

      Nonqualified Stock Options and Stock Appreciation Rights. A participant will not recognize taxable income upon the grant of a nonqualified stock option or stock appreciation right. Upon exercise, the participant will recognize ordinary income equal to the amount the fair market value of the shares on the exercise date exceeds the exercise or grant price. Upon subsequent sale of the acquired shares, any additional gain or loss will be capital gain or loss, long-term if the shares have been held for more than one year.

      Incentive Stock Options. A participant will not recognize taxable income when an incentive stock option is granted or exercised. However, the excess of the fair market value of the covered shares over the exercise price on the date of exercise is an item of tax preference for alternative minimum tax purposes. If the participant exercises the option and holds the acquired shares for more than two years following the date of option grant and more than one year after the date of exercise, the difference between the sale price and exercise price will be taxed as long-term capital gain or loss. If the participant sells the acquired shares before the end of the two-year and one-year holding periods, he or she generally will recognize ordinary income at the time of sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option. Any additional gain will be capital gain, long-term if the shares have been held for more than one year.

      Restricted Stock, Restricted Stock Units, Performance Stock, Performance Units. A participant will not recognize taxable income upon the grant of restricted stock, restricted stock units, performance stock, or performance stock units. Instead, the participant will recognize ordinary income at the time of vesting equal to the fair market value of the shares (or cash) received minus any amounts the participant paid. Any subsequent gain or loss will be capital gain or loss, long-term if the shares have been held for more than one year. For restricted stock only, the participant may instead elect to be taxed at the time of grant. If the participant makes such an election, the one year long-term capital gains holding period begins on the date of grant.

      Tax Effect for CIT. CIT generally will receive a deduction for any ordinary income recognized by a participant with respect to an award. However, special rules limit the deductibility of compensation paid to named executive officers. Under Section 162(m) of the Code, the annual compensation paid to named executive officers may not be deductible to the extent it exceeds $1,000,000. However, CIT may preserve the deductibility of compensation over $1,000,000 if certain conditions are met. These conditions include stockholder approval of the LTIP, setting limits on the number of shares that may be issued pursuant to awards, and, for awards other than options and stock appreciation rights, establishing performance criteria that must be met before the award will be paid or vest. As described above, the LTIP has been designed to permit the Compensation Committee to grant awards that qualify as "performance-based compensation" for purposes of Section 162(m). This means the value of these awards may be excluded from the $1,000,000 calculation.

      The foregoing is not to be considered as tax advice to any person who may be a participant, and any such persons are advised to consult their own tax counsel. The foregoing is intended to be a general discussion and does not cover all aspects of an individual's unique tax situation, such as the tax consequences of deferred compensation or state and local taxes.

      The Board of Directors recommends that you vote "For" the approval of the CIT Group Inc. Long-Term Incentive Plan.

                                   PROPOSAL 4

                      APPROVAL OF EXECUTIVE INCENTIVE PLAN

      On March 22, 2006, the Board approved the CIT Group Inc. Executive Incentive Plan (the "Executive Incentive Plan"), which will be effective beginning in 2007, and now submits the Executive Incentive Plan for stockholder approval. The Executive Incentive Plan was established in order to enable CIT to attract, retain, motivate, and reward senior executives by providing them with the opportunity to earn annual incentive compensation related to CIT's performance.

      The Executive Incentive Plan is intended to provide for payments of executive compensation that qualify as performance-based compensation. If the plan qualifies under Section 162(m) of the Code, amounts paid to named executive officers would be deductible by CIT, even if such amounts exceed the $1 million limit imposed on deductible compensation under Section 162(m). To qualify under
Section 162(m), the material terms of the plan and the performance formula must be disclosed to, and approved by, stockholders.

      The text of the Executive Incentive Plan appears at the end of this Proxy Statement as Annex B. The following description of the Executive Incentive Plan should be read in conjunction with the full text of the Executive Incentive Plan. The approval of a majority of the shares represented at the meeting and entitled to vote is needed to adopt the Executive Incentive Plan.

Administration

      The Executive Incentive Plan will generally be administered by the Compensation Committee. In accordance with Section 162(m) of the Code, the Compensation Committee must consist of at least two members of the Board, each of whom must be an "outside director" within the meaning of Section 162(m). The Compensation Committee will have full power and authority to construe and interpret the Executive Incentive Plan, subject to the terms and conditions thereunder.

Eligible Executives

      Each executive officer of CIT and any other key employee designated from time to time by the Compensation Committee will be eligible to participate in the Executive Incentive Plan. At the beginning of each fiscal year, the Compensation Committee will select the participants in the Executive Incentive Plan for such year. It is generally anticipated that, for each fiscal year, fewer than ten participants will be selected.

Bonus Pool

      The Executive Incentive Plan creates a bonus pool, which the Compensation Committee will allocate among participants for each fiscal year. The value of the bonus pool for a particular fiscal year will be equal to 2% of net income for that fiscal year. For purposes of establishing the bonus pool, "net income" generally means CIT's consolidated net income for the fiscal year, before extraordinary items and the cumulative effect of tax law changes and/or accounting changes. Net income will be determined in accordance with generally accepted accounting principles consistently applied, and will be reported by CIT management to the Board following the end of the fiscal year. Further, net income will be reflected in the audited financial statements for the fiscal year; or, if the fiscal year does not correspond to the calendar year, net income will be reflected in other books and records of CIT. The Executive Incentive Plan also allows the Compensation Committee to make certain adjustments to net income to take into account certain unusual items of gain, loss, income, and expense.

Maximum Bonus Award

      No later than 90 days after the beginning of a fiscal year, or at such earlier or later time as may be permitted or required by the applicable provisions of Section 162(m), the Compensation Committee will allocate a percentage of the bonus pool to each participant. The maximum percentage allocated to any participant may not exceed 30% of the bonus pool, and the percentages allocated among all participants for a year may not exceed 100%. In addition, the maximum amount of any award paid to a participant for a particular year may not exceed $10,000,000.

Determination of Bonus Award

      At the end of each fiscal year, the Compensation Committee will certify the size of the bonus pool based upon the attainment of net income for the fiscal year. At such time, the Compensation Committee will determine the size of the award to be paid to each participant, which may not exceed the participant's percentage share of the bonus pool for that year. The Compensation Committee will also determine whether to exercise its discretion to reduce the amount of the award for the year at such time. In determining whether to reduce the amount of the award to be paid to a participant for a given fiscal year, the Compensation Committee may take into account any factors that it deems relevant to the assessment of individual or corporate performance for the fiscal year, including an individual's performance or other relevant criteria.

Payment of Awards

      Awards will be paid no later than 2(1)/2 months following the end of the applicable fiscal year. Awards may be granted subject to such vesting, forfeiture, transfer, or other restrictions (or any combination thereof) as the Compensation Committee will specify. The Compensation Committee may also require or permit deferral of all or any portion of an award.

Form of Payments

      Awards granted under the Executive Incentive Plan may be paid in cash, shares of CIT Common Stock, or other equity-based awards, including, without limitation, restricted stock, stock units, stock appreciation rights, and options. Any shares of CIT Common Stock paid or payable in settlement of awards will be granted pursuant to, and subject to, the share limits of a stockholder approved equity plan.

Termination of Employment

      Generally, to be eligible for an award, a participant must remain employed by CIT through the date of the payment of the award. However, if a participant's employment with CIT terminates prior to the payment of an award by reason of the participant's death, disability, or retirement, the participant will remain eligible to receive a prorated award with respect to the year of his or her termination. In addition, if a participant's employment agreement or an applicable CIT severance plan provides for different treatment upon termination of employment, whether as a result of death, disability, retirement, or otherwise, the participant's award will be paid to the extent provided by the employment agreement or severance plan.

Amendment and Termination

      Subject to stockholder approval, the Executive Incentive Plan will become effective with respect to fiscal years beginning on and after January 1, 2007. If the Executive Incentive Plan is not approved by our stockholders, it will not have any effect.

      Subject to any applicable laws, rules, and regulations, the Board or the Compensation Committee may, at any time, amend, suspend, discontinue, or terminate the Executive Incentive Plan. However, to the extent necessary to continue to qualify the amounts payable as performance-based compensation under
Section 162(m), no such action will be effective without approval by our stockholders.

New Plan Benefits

      Because the Compensation Committee may award a percentage of the bonus pool to each of its selected participants, the amount of any future benefits that may be allocated to any one individual or group of individuals under the Executive Incentive Plan is not presently determinable. As of the date of this proxy statement, no awards have been made under the Executive Incentive Plan.

      The Board of Directors recommends that you vote "For" the approval of the CIT Group Inc. Executive Incentive Plan.

                                 OTHER BUSINESS

      CIT's management does not intend to bring any business before the Annual Meeting other than the matters referred to in this proxy statement. If, however, any other matters properly come before the Annual Meeting, it is intended that the persons named in the accompanying proxy will vote pursuant to the proxy in accordance with their best judgment on such matters to the extent permitted by applicable law and regulations. The discretionary authority of the persons named in the accompanying proxy extends to matters which the Board does not know are to be presented at the meeting by others and any proposals of stockholders omitted from the proxy material pursuant to Rule 14a-8 of the SEC.

        STOCKHOLDER PROPOSALS AND NOMINATIONS FOR THE 2007 ANNUAL MEETING

      Stockholder proposals to be included in the proxy statement for CIT's next annual meeting must be received by the Secretary of CIT not later than December 4, 2006.

      Also, under CIT's By-Laws, nominations for director or other business proposals to be addressed at the meeting may be made by a stockholder entitled to vote who has delivered a notice to the Secretary of CIT not later than the close of business on February 9, 2007 and not earlier than January 10, 2007. The notice must contain the information required by CIT's By-Laws.

      These advance notice provisions are in addition to, and separate from, the requirements which a stockholder must meet in order to have a proposal included in the proxy statement under the rules of the SEC.

      Copies of CIT's By-Laws may be obtained from the Secretary.

                                              By Order of the Board of Directors

                                              /s/ Robert J. Ingato

                                              Robert J. Ingato
                                              Executive Vice President
                                                General Counsel and Secretary
                                              April 3, 2006

                                                                         Annex A

                                 CIT GROUP INC.
                            LONG-TERM INCENTIVE PLAN

1. Purposes of the Plan

      The purposes of the Plan are to (a) promote the long-term success of the Company and its Subsidiaries and to increase stockholder value by providing Eligible Individuals with incentives to contribute to the long-term growth and profitability of the Company by offering them an opportunity to obtain a proprietary interest in the Company through the grant of equity-based awards and
(b) assist the Company in attracting, retaining and motivating highly qualified individuals who are in a position to make significant contributions to the Company and its Subsidiaries.

      Upon the Effective Date, no further Awards will be granted under the Prior Plan.

2. Definitions and Rules of Construction

      (a) Definitions. For purposes of the Plan, the following capitalized words shall have the meanings set forth below:

            "Affiliate" means any Parent or Subsidiary and any person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company.

            "Award" means an Option, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right, Performance Stock, Performance Unit or Other Award granted by the Committee pursuant to the terms of the Plan.

            "Award Document" means an agreement, certificate or other type or form of document or documentation approved by the Committee that sets forth the terms and conditions of an Award. An Award Document may be in written, electronic or other media, may be limited to a notation on the books and records of the Company and, unless the Committee requires otherwise, need not be signed by a representative of the Company or a Participant.

            "Beneficial Owner" and "Beneficially Owned" have the meaning set forth in Rule 13d-3 under the Exchange Act.

            "Board" means the Board of Directors of the Company, as constituted from time to time.

            "Change of Control" means:

                  (i) Any Person becomes the Beneficial Owner, directly or
            indirectly, of securities of the Company representing thirty-five percent (35%) or more of the combined voting power of the Company's then outstanding securities; or

                  (ii) The following individuals cease for any reason to
            constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least a majority of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; or

                  (iii) There is consummated a merger or consolidation of the
            Company or any Subsidiary with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, more than fifty percent (50%) of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing thirty-five percent (35%) or more of the combined voting power of the Company's then outstanding securities; or

                  (iv) The stockholders of the Company approve a plan of
            complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

            Notwithstanding the foregoing, with respect to an Award that is subject to Section 409A of the Code and the payment or settlement of the Award will accelerate upon a Change of Control, no event set forth herein will constitute a Change of Control for purposes of the Plan or any Award Document unless such event also constitutes a "change in ownership," "change in effective control," or "change in the ownership of a substantial portion of the Company's assets" as defined under Section 409A of the Code.

            "Code" means the Internal Revenue Code of 1986, as amended, and the applicable rulings and regulations promulgated thereunder.

            "Committee" means the Compensation Committee of the Board, any successor committee thereto or any other committee appointed from time to time by the Board to administer the Plan, which committee shall meet the requirements of Section 162(m) of the Code, Section 16(b) of the Exchange Act and the applicable rules of the NYSE; provided, however, that, if any Committee member is found not to have met the qualification requirements of Section 162(m) of the Code and Section 16(b) of the Exchange Act, any actions taken or Awards granted by the Committee shall not be invalidated by such failure to so qualify.

            "Common Stock" means the common stock of the Company, par value $0.01 per share, or such other class of share or other securities as may be applicable under Section 13 of the Plan.

            "Company" means CIT Group Inc., a Delaware corporation, or any successor to all or substantially all of the Company's business that adopts the Plan.

            "EBITDA" means earnings before interest, taxes, depreciation and amortization.

            "Effective Date" means the date on which the Plan is adopted by the Board.

            "Eligible Individuals" means the individuals described in Section 4(a) of the Plan who are eligible for Awards under the Plan.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

            "Fair Market Value" means, with respect to a share of Common Stock, the fair market value thereof as of the relevant date of determination, as determined in accordance with the valuation methodology approved by the Committee. In the absence of any alternative valuation methodology approved by the Committee, the Fair Market Value of a share of Common Stock shall equal the closing selling price of a share of Common Stock on the trading day immediately preceding the date on which such valuation is made as reported on the composite tape for securities listed on the NYSE, or such national securities exchange as may be designated by the Committee, or, in the event that the Common Stock is not listed for trading on the NYSE or such other national securities exchange as may be designated by the Committee but is quoted on an automated system, in any such case on the valuation date (or, if there were no sales on the valuation date, the average of the highest and lowest quoted selling prices as reported on said composite tape or automated system for the most recent day during which a sale occurred).

            "Incentive Stock Option" means an Option that is intended to comply with the requirements of Section 422 of the Code or any successor provision thereto.

            "Non-Employee Director" means any member of the Board who is not an officer or employee of the Company or any Subsidiary.

            "Nonqualified Stock Option" means an Option that is not intended to comply with the requirements of Section 422 of the Code or any successor provision thereto.

            "NYSE" means the New York Stock Exchange.

            "Option" means an Incentive Stock Option or Nonqualified Stock Option granted pursuant to Section 7 of the Plan.

            "Other Award" means any form of Award other than an Option, Restricted Stock, Restricted Stock Unit or Stock Appreciation Right granted pursuant to Section 11 of the Plan.

            "Parent" means a corporation which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

            "Participant" means an Eligible Individual who has been granted an Award under the Plan.

            "Performance Period" means the period established by the Committee and set forth in the applicable Award Document over which Performance Targets are measured.

            "Performance Stock" means a Target Number of Shares granted pursuant to Section 10(a) of the Plan.

            "Performance Target" means the performance measures established by the Committee, from among the performance criteria provided in Section 6(g), and set forth in the applicable Award Document.

            "Performance Unit" means a right to receive a Target Number of Shares or cash in the future granted pursuant to Section 10(b) of the Plan.

            "Permitted Transferees" means (i) a Participant's family member,
      (ii) one or more trusts established in whole or in part for the benefit of one or more of such family members, (iii) one or more entities which are beneficially owned in whole or in part by one or more such family members, or (iv) a charitable or not-for-profit organization.

            "Person" means any person, entity or "group" within the meaning of
      Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, except that such term shall not include (i) the Company or any of its Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities,
      (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, or (v) a person or group as used in Rule 13d-1(b) under the Exchange Act.

            "Plan" means this CIT Group Inc. Long-Term Incentive Plan, as amended or restated from time to time.

            "Plan Limit" means the maximum aggregate number of Shares that may be issued for all purposes under the Plan as set forth in Section 5(a) of the Plan.

            "Prior Plan" means the CIT Group Inc. Long-Term Equity Compensation Plan, as amended from time to time.

            "Restricted Stock" means one or more Shares granted or sold pursuant to Section 8(a) of the Plan.

            "Restricted Stock Unit" means a right to receive one or more Shares (or cash, if applicable) in the future granted pursuant to Section 8(b) of the Plan.

            "Shares" means shares of Common Stock, as may be adjusted pursuant to Section 13(b).

            "Stock Appreciation Right" means a right to receive all or some portion of the appreciation on Shares granted pursuant to Section 9 of the Plan.

            "Subsidiary" means (i) a corporation or other entity with respect to which the Company, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of such corporation's board of directors or analogous governing body, or (ii) any other corporation or other entity in which the Company, directly or indirectly, has an equity or similar interest and which the Committee designates as a Subsidiary for purposes of the Plan. For purposes of determining eligibility for the grant of Incentive Stock Options under the Plan, the term "Subsidiary" shall be defined in the manner required by Section 424(f) of the Code.

            "Substitute Award" means any Award granted upon assumption of, or in substitution or exchange for, outstanding employee equity awards previously granted by a company or other entity acquired by the Company or with which the Company combines pursuant to the terms of an equity compensation plan that was approved by the stockholders of such company or other entity.

            "Target Number" means the target number of Shares or cash value established by the Committee and set forth in the applicable Award Document.

      (b) Rules of Construction. The masculine pronoun shall be deemed to include the feminine pronoun, and the singular form of a word shall be deemed to include the plural form, unless the context requires otherwise. Unless the text indicates otherwise, references to sections are to sections of the Plan.

3. Administration

      (a) Committee. The Plan shall be administered by the Committee, which shall have full power and authority, subject to the express provisions hereof, to:

            (i) select the Participants from the Eligible Individuals;

            (ii) grant Awards in accordance with the Plan;

            (iii) determine the number of Shares subject to each Award or the cash amount payable in connection with an Award;

            (iv) determine the terms and conditions of each Award, including, without limitation, those related to term, permissible methods of exercise, vesting, cancellation, payment, settlement, exercisability, Performance Periods, Performance Targets, and the effect, if any, of a Participant's termination of employment with the Company or any of its Subsidiaries or, subject to Section 6(d), a Change of Control of the Company;

            (v) subject to Sections 16 and 17(e) of the Plan, amend the terms and conditions of an Award after the granting thereof;

            (vi) specify and approve the provisions of the Award Documents delivered to Participants in connection with their Awards;

            (vii) construe and interpret any Award Document delivered under the Plan;

            (viii) make factual determinations in connection with the administration or interpretation of the Plan;

            (ix) adopt, prescribe, amend, waive and rescind administrative regulations, rules and procedures relating to the Plan;

            (x) employ such legal counsel, independent auditors and consultants as it deems desirable for the administration of the Plan and to rely upon any advice, opinion or computation received therefrom;

            (xi) vary the terms of Awards to take account of tax and securities law and other regulatory requirements or to procure favorable tax treatment for Participants;

            (xii) correct any defects, supply any omission or reconcile any inconsistency in any Award Document or the Plan; and

            (xiii) make all other determinations and take any other action desirable or necessary to interpret, construe or implement properly the provisions of the Plan or any Award Document.

      (b) Plan Construction and Interpretation. The Committee shall have full power and authority, subject to the express provisions hereof, to construe and interpret the Plan.

      (c) Determinations of Committee Final and Binding. All determinations by the Committee in carrying out and administering the Plan and in construing and interpreting the Plan shall be made in the Committee's sole discretion and shall be final, binding and conclusive for all purposes and upon all persons interested herein.

      (d) Delegation of Authority. To the extent not prohibited by applicable laws, rules and regulations, the Committee may, from time to time, delegate some or all of its authority under the Plan to a subcommittee or subcommittees thereof or other persons or groups of persons as it deems necessary, appropriate or advisable under such conditions or limitations as it may set at the time of such delegation or thereafter; provided, however, that the Committee may not delegate its authority (i) to make Awards to employees (A) who are subject on the date of the Award to the reporting rules under Section 16(a) of the Exchange Act, (B) whose compensation for such fiscal year may be subject to the limit on deductible compensation pursuant to Section 162(m) of the Code or (C) who are officers of the Company who are delegated authority by the Committee hereunder, or (ii) pursuant to Section 16 of the Plan. For purposes of the Plan, reference to the Committee shall be deemed to refer to any subcommittee, subcommittees, or other persons or groups of persons to whom the Committee delegates authority pursuant to this Section 3(d).

      (e) Liability of Committee. Subject to applicable laws, rules and regulations: (i) no member of the Board or Committee (or its delegates) shall be liable for any good faith action or determination made in connection with the operation, administration or interpretation of the Plan and (ii) the members of the Board or the Committee (and its delegates) shall be entitled to indemnification and reimbursement in the manner provided in the Company's Certificate of Incorporation as it may be amended from time to time. In the performance of its responsibilities with respect to the Plan, the Committee shall be entitled to rely upon information and/or advice furnished by the Company's officers or employees, the Company's accountants, the Company's counsel and any other party the Committee deems necessary, and no member of the Committee shall be liable for any action taken or not taken in reliance upon any such information and/or advice.

      (f) Action by the Board. Anything in the Plan to the contrary notwithstanding, subject to applicable laws, rules and regulations, any authority or responsibility that, under the terms of the Plan, may be exercised by the Committee may alternatively be exercised by the Board.

4. Eligibility

      (a) Eligible Individuals. Awards may be granted to officers, employees, directors, Non-Employee Directors, consultants, advisors and independent contractors of the Company or any of its Subsidiaries or joint ventures, partnerships or business organizations in which the Company or its Subsidiaries have an equity interest; provided, however, that only employees of the Company or a Parent or Subsidiary may be granted Incentive Stock Options. The Committee shall have the authority to select the persons to whom Awards may be granted and to determine the type, number and terms of Awards to be granted to each such Participant. Under the Plan, references to "employment" or "employed" include the engagement of Participants who are consultants, advisors and independent contractors of the Company or its Subsidiaries and the service of Participants who are Non-Employee Directors, except for purposes of determining eligibility to be granted Incentive Stock Options.

      (b) Grants to Participants. The Committee shall have no obligation to grant any Eligible Individual an Award or to designate an Eligible Individual as a Participant solely by reason of such Eligible Individual having received a prior Award or having been previously designated as a Participant. The Committee may grant more than one Award to a Participant and may designate an Eligible Individual as a Participant for overlapping periods of time.

5. Shares Subject to the Plan

      (a) Plan Limit. Subject to adjustment in accordance with Section 13 of the Plan, the maximum aggregate number of Shares that may be issued for all purposes under the Plan shall be seven million five hundred thousand (7,500,000) plus any Shares that are available for issuance under the Prior Plan or that become available for issuance upon cancellation or expiration of awards granted under the Prior Plan without having been exercised or settled. Shares to be issued under the Plan may be authorized and unissued shares, issued shares that have been reacquired by the Company (in the open-market or in private transactions) and that are being held in treasury, or a combination thereof. All of the Shares subject to the Plan Limit may be issued pursuant to Incentive Stock Options.

      (b) Rules Applicable to Determining Shares Available for Issuance. The number of Shares remaining available for issuance will be reduced by the number of Shares subject to outstanding Awards and, for Awards that are not denominated by Shares, by the number of Shares actually delivered upon settlement or payment of the Award. For purposes of determining the number of Shares that remain available for issuance under the Plan, (i) the number of Shares that are tendered by a Participant or withheld by the Company to pay the exercise price of an Award or to satisfy the Participant's tax withholding obligations in connection with the exercise or settlement of an Award and (ii) all of the Shares covered by a stock-settled Stock Appreciation Right to the extent exercised, will not be added back to the Plan Limit. In addition, for purposes of determining the number of Shares that remain available for issuance under the Plan, the number of Shares corresponding to Awards under the Plan that are forfeited or cancelled or otherwise expire for any reason without having been exercised or settled or that is settled through issuance of consideration other than Shares (including, without limitation, cash) shall be added back to the Plan Limit and again be available for the grant of Awards; provided, however, that this provision shall not be applicable with respect to (i) the cancellation of a Stock Appreciation Right granted in tandem with an Option upon the exercise of the Option or (ii) the cancellation of an Option granted in tandem with a Stock Appreciation Right upon the exercise of the Stock Appreciation.

      (c) Special Limits. Anything to the contrary in Section 5(a) above notwithstanding, but subject to adjustment under Section 13 of the Plan, the following special limits shall apply to Shares available for Awards under the
Plan:

            (i) the maximum number of Shares that may be issued pursuant to awards of Restricted Stock, Restricted Stock Units, Performance Stock, Performance Units and Other Awards that are payable in Shares granted under the Plan shall equal four million five hundred thousand (4,500,000) Shares in the aggregate;

            (ii) the maximum number of Shares that may be issued pursuant to Options and Stock

      Appreciation Rights granted to any Eligible Individual in any calendar year shall equal three million (3,000,000) Shares; and

            (iii) the maximum amount of Awards (other than those Awards set forth in Section 5(c)(ii)) that may be awarded to any Eligible Individual in any calendar year is ten million dollars ($10,000,000) measured as of the date of grant (with respect to Awards denominated in cash) or four-hundred thousand (400,000) Shares measured as of the date of grant (with respect to Awards denominated in Shares).

      (d) Any Shares underlying Substitute Awards shall not be counted against the number of Shares remaining for issuance and shall not be subject to Section 5(c).

6. Awards in General

      (a) Types of Awards. Awards under the Plan may consist of Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Stock, Performance Units and Other Awards. Any Award described in Sections 7 through 11 of the Plan may be granted singly or in combination or tandem with any other Award, as the Committee may determine. Awards under the Plan may be made in combination with, in replacement of, or as alternatives to awards or rights under any other compensation or benefit plan of the Company, including the plan of any acquired entity.

      (b) Terms Set Forth in Award Document. The terms and conditions of each Award shall be set forth in an Award Document in a form approved by the Committee for such Award, which Award Document shall contain terms and conditions not inconsistent with the Plan. Notwithstanding the foregoing, and subject to applicable laws, the Committee may accelerate (i) the vesting or payment of any Award, (ii) the lapse of restrictions on any Award or (iii) the date on which any Award first becomes exercisable. The terms of Awards may vary among Participants, and the Plan does not impose upon the Committee any requirement to make Awards subject to uniform terms. Accordingly, the terms of individual Award Documents may vary.

      (c) Termination of Employment. The Committee shall specify at or after the time of grant of an Award the provisions governing the disposition of an Award in the event of a Participant's termination of employment with the Company or any of its Subsidiaries. Subject to applicable laws, rules and regulations, in connection with a Participant's termination of employment, the Committee shall have the discretion to accelerate the vesting, exercisability or settlement of, eliminate the restrictions and conditions applicable to, or extend the post-termination exercise period of an outstanding Award. Such provisions may be specified in the applicable Award Document or determined at a subsequent time.

      (d) Change of Control. (i) The Committee shall have full authority to determine the effect, if any, of a Change of Control of the Company or any Subsidiary on the vesting, exercisability, settlement, payment or lapse of restrictions applicable to an Award, which effect may be specified in the applicable Award Document or determined at a subsequent time. Subject to applicable laws, rules and regulations, the Board or the Committee shall, at any time prior to, coincident with or after the effective time of a Change of Control, take such actions as it may consider appropriate, including, without limitation: (A) providing for the acceleration of any vesting conditions relating to the exercise or settlement of an Award or that an Award shall terminate or expire unless exercised or settled in full on or before a date fixed by the Committee; (B) making such adjustments to the Awards then outstanding as the Committee deems appropriate to reflect such Change of Control; (C) causing the Awards then outstanding to be assumed, or new rights substituted therefor, by the surviving corporation in such Change of Control; or
(D) permit or require Participants to surrender outstanding Options and Stock Appreciation Rights in exchange for a cash payment equal to the difference between the highest price paid for a Share in the Change of Control transaction and the Exercise Price of the Award. In addition, except as otherwise specified in an Award Document (or a Participant's written employment agreement with the Company or any Subsidiary):

            (1) any and all Options and Stock Appreciation Rights outstanding as of the effective date of the Change of Control shall become immediately exercisable, and shall remain exercisable until the earlier of the expiration of their initial term or the second (2nd) anniversary of the Participant's termination of employment with the Company;

            (2) any restrictions imposed on Restricted Stock and Restricted Stock Units outstanding as of the effective date of the Change of Control shall lapse;

            (3) the Performance Targets with respect to all Performance Units, Performance Stock and other performance-based Awards granted pursuant to Sections 6(g) or 10 outstanding as of the effective date of the Change of Control shall be deemed to have been attained at the specified target level of performance; and

            (4) the vesting of all Awards denominated in Shares outstanding as of the effective date of the Change in Control shall be accelerated.

      (ii) Subject to applicable laws, rules and regulations, the Committee may provide, in an Award Document or subsequent to the grant of an Award for the accelerated vesting, exercisability and/or the deemed attainment of a Performance Target with respect to an Award upon specified events similar to a Change of Control.

      (iii) Notwithstanding any other provision of the Plan or any Award Document, the provisions of this Section 6(d) may not be terminated, amended, or modified upon or after a Change of Control in a manner that would adversely affect a Participant's rights with respect to an outstanding Award without the prior written consent of the Participant. Subject to Section 16, the Board, upon recommendation of the Committee, may terminate, amend or modify this Section 6(d) at any time and from time to time prior to a Change of Control.

      (e) Dividends and Dividend Equivalents. The Committee may provide Participants with the right to receive dividends or payments equivalent to dividends or interest with respect to an outstanding Award, which payments can either be paid currently or deemed to have been reinvested in Shares, and can be made in Shares, cash or a combination thereof, as the Committee shall determine; provided, however, that the terms of any reinvestment of dividends must comply with all applicable laws, rules and regulations, including, without limitation,
Section 409A of the Code. Notwithstanding the foregoing, no dividends or dividend equivalents shall be paid with respect to Options or Stock Appreciation Rights.

      (f) Rights of a Stockholder. A Participant shall have no rights as a stockholder with respect to Shares covered by an Award (including voting rights) until the date the Participant or his nominee becomes the holder of record of such Shares. No adjustment shall be made for dividends or other rights for which the record date is prior to such date, except as provided in Section 13.

      (g) Performance-Based Awards. (i) The Committee may determine whether any Award under the Plan is intended to be "performance-based compensation" as that term is used in Section 162(m) of the Code. Any such Awards designated to be "performance-based compensation" shall be conditioned on the achievement of one or more Performance Targets to the extent required by Section 162(m) of the Code and will be subject to all other conditions and requirements of Section 162(m). The Performance Targets will be comprised of specified levels of one or more of the following performance criteria as the Committee deems appropriate: net income; cash flow or cash flow on investment; pre-tax or post-tax profit levels or earnings; operating earnings; return on investment; earned value added expense reduction levels; free cash flow; free cash flow per share; earnings per share; net earnings per share; return on assets; return on net assets; return on equity; return on capital; return on sales; growth in managed assets; operating margin; total stockholder return or stock price appreciation; EBITDA; adjusted EBITDA; revenue; revenue before deferral, in each case determined in accordance with generally accepted accounting principles (subject to modifications approved by the Committee) consistently applied on a business unit, divisional, subsidiary or consolidated basis or any combination thereof. The Performance Targets may be described in terms of objectives that are related to the individual Participant or objectives that are Company-wide or related to a Subsidiary, division, department, region, function or business unit and may be measured on an absolute or cumulative basis or on the basis of percentage of improvement over time, and may be measured in terms of Company performance (or performance of the applicable Subsidiary, division, department, region, function or business unit) or measured relative to selected peer companies or a market index. In addition, for Awards not intended to qualify as "performance-based compensation" under Section 162(m) of the Code, the Committee may establish Performance Targets based on other criteria as it deems appropriate.

      (ii) The Participants will be designated, and the applicable Performance Targets will be established, by the Committee within ninety (90) days following the commencement of the applicable Performance Period (or such earlier or later date permitted or required by Section 162(m) of the Code). Each Participant will be assigned a Target Number payable if Performance Targets are achieved. Any payment of an Award granted with Performance Targets shall be conditioned on the written certification of the Committee in each case that the Performance Targets and any other material conditions were satisfied. The Committee may determine, at the time of Award grant, that if performance exceeds the specified Performance Targets, the Award may be settled with payment greater than the Target Number, but in no event may such payment exceed the limits set forth in Section 5(c). The Committee retains the right to reduce any Award notwithstanding the attainment of the Performance Targets.

      (h) Deferrals. In accordance with the procedures authorized by, and subject to the approval of, the Committee, Participants may be given the opportunity to defer the payment or settlement of an Award to one or more dates selected by the Participant; provided, however, that the terms of any deferrals must comply with all applicable laws, rules and regulations, including, without limitation, Section 409A of the Code. No deferral opportunity shall exist with respect to an Award unless explicitly permitted by the Committee on or after the time of grant.

      (i) Repricing of Options and Stock Appreciation Rights. Notwithstanding anything in the Plan to the contrary, an Option or Stock Appreciation Right shall not be granted in substitution for a previously granted Option or Stock Appreciation Right being canceled or surrendered as a condition of receiving a new Award, if the new Award would have a lower exercise price than the Award it replaces, nor shall the exercise price of an Option or Stock Appreciation Right be reduced once the Option or Stock Appreciation Right is granted. The foregoing shall not (i) prevent adjustments pursuant to Section 13 or (ii) apply to grants of Substitute Awards.

7. Terms and Conditions of Options

      (a) General. The Committee, in its discretion, may grant Options to Eligible Individuals and shall determine whether such Options shall be Incentive Stock Options or Nonqualified Stock Options. Each Option shall be evidenced by an Award Document that shall expressly identify the Option as an Incentive Stock Option or Nonqualified Stock Option, and be in such form and contain such provisions as the Committee shall from time to time deem appropriate.

      (b) Exercise Price. The exercise price of an Option shall be fixed by the Committee at the time of grant or shall be determined by a method specified by the Committee at the time of grant. In no event shall the exercise price of an Option be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant; provided, however, that the exercise price of a Substitute Award granted as an Option shall be determined in accordance with
Section 409A of the Code and may be less than one hundred percent (100%) of the Fair Market Value.

      (c) Term. An Option shall be effective for such term as shall be determined by the Committee and as set forth in the Award Document relating to such Option, and the Committee may extend the term of an Option after the time of grant; provided, however, that the term of an Option may in no event extend beyond the seventh (7th) anniversary of the date of grant of such Option.

      (d) Exercise; Payment of Exercise Price. Options shall be exercised by delivery of a notice of exercise in a form approved by the Company. Subject to the provisions of the applicable Award Document, the exercise price of an Option may be paid (i) in cash or cash equivalents, (ii) by actual delivery or attestation to ownership of freely transferable Shares already owned by the person exercising the Option, (iii) by a combination of cash and Shares equal in value to the exercise price, (iv) through net share settlement or similar procedure involving the withholding of Shares subject to the Option with a value equal to the exercise price or (v) by such other means as the Committee may authorize. In accordance with the rules and procedures authorized by the Committee for this purpose, the Option may also be exercised through a "cashless exercise" procedure authorized by the Committee from time to time that permits Participants to exercise Options by delivering irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the exercise price and the amount of any required tax or other withholding obligations or such other procedures determined by the Company from time to time.

      (e) Incentive Stock Options. The exercise price per Share of an Incentive Stock Option shall be fixed by the Committee at the time of grant or shall be determined by a method specified by the Committee at the time of grant, but in no event shall the exercise price of an Incentive Stock Option be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant. No Incentive Stock Option may be issued pursuant to the Plan to any individual who, at the time the Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, unless (i) the exercise price determined as of the date of grant is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant of the Shares subject to such Incentive Stock Option and (ii) the Incentive Stock Option is not exercisable more than five (5) years from the date of grant thereof. No Participant shall be granted any Incentive Stock Option which would result in such Participant receiving a grant of Incentive Stock Options that would have an aggregate Fair Market Value in excess of one hundred thousand dollars ($100,000), determined as of the time of grant, that would be exercisable for the first time by such Participant during any calendar year. No Incentive Stock Option may be granted under the Plan after the tenth anniversary of the Effective Date. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, as amended from time to time.

8. Terms and Conditions of Restricted Stock and Restricted Stock Units

      (a) Restricted Stock. The Committee, in its discretion, may grant or sell Restricted Stock to Eligible Individuals. An Award of Restricted Stock shall consist of one or more Shares granted or sold to an Eligible Individual, and shall be subject to the terms, conditions and restrictions set forth in the Plan and established by the Committee in connection with the Award and specified in the applicable Award Document. Restricted Stock may, among other things, be subject to restrictions on transferability, vesting requirements or other specified circumstances under which it may be canceled.

      (b) Restricted Stock Units. The Committee, in its discretion, may grant Restricted Stock Units to Eligible Individuals. A Restricted Stock Unit shall entitle a Participant to receive, subject to the terms, conditions and restrictions set forth in the Plan and the applicable Award Document, one or more Shares. Restricted Stock Units may, among other things, be subject to restrictions on transferability, vesting requirements or other specified circumstances under which they may be canceled. If and when the cancellation provisions lapse, the Restricted Stock Units shall become Shares owned by the applicable Participant or, at the sole discretion of the Committee, cash, or a combination of cash and Shares, with a value equal to the Fair Market Value of the Shares at the time of payment.

9. Stock Appreciation Rights

      (a) General. The Committee, in its discretion, may grant Stock Appreciation Rights to Eligible Individuals. A Stock Appreciation Right shall entitle a Participant to receive, upon satisfaction of the conditions to payment specified in the applicable Award Document, an amount equal to the excess, if any, of the Fair Market Value on the exercise date of the number of Shares for which the Stock Appreciation Right is exercised over the grant price for such Stock Appreciation Right specified in the applicable Award Document. The grant price per share of Shares covered by a Stock Appreciation Right shall be fixed by the Committee at the time of grant or, alternatively, shall be determined by a method specified by the Committee at the time of grant, but in no event shall the grant price of a Stock Appreciation Right be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant; provided, however, that the grant price of a Substitute Award granted as a Stock Appreciation Rights shall be in accordance with Section 409A of the Code and may be less than one hundred percent (100%) of the Fair Market Value. Payments to a Participant upon exercise of a Stock Appreciation Right may be made in cash or Shares, having an aggregate Fair Market Value as of the date of exercise equal to the excess, if any, of the Fair Market Value on the exercise date of the number of Shares for which the Stock Appreciation Right is exercised over the grant price for such Stock Appreciation Right. The term of a Stock Appreciation Right settled in Shares shall not exceed seven (7) years.

      (b) Stock Appreciation Rights in Tandem with Options. A Stock Appreciation Right granted in tandem with an Option may be granted either at the same time as such Option or subsequent thereto. If granted in tandem with an Option, a Stock Appreciation Right shall cover the same number of Shares as covered by the Option (or such lesser number of shares as the Committee may determine) and shall be exercisable only at such time or times and to the extent the related Option shall be exercisable, and shall have the same term as the related Option. The grant price of a Stock Appreciation Right granted in tandem with an Option shall equal the per-share exercise price of the Option to which it relates. Upon exercise of a Stock Appreciation Right granted in tandem with an Option, the related Option shall be canceled automatically to the extent of the number of Shares covered by such exercise; conversely, if the related Option is exercised as to some or all of the shares covered by the tandem grant, the tandem Stock Appreciation Right shall be canceled automatically to the extent of the number of Shares covered by the Option exercise.

10. Terms and Conditions of Performance Stock and Performance Units

      (a) Performance Stock. The Committee may grant Performance Stock to Eligible Individuals. An Award of Performance Stock shall consist of a Target Number of Shares granted to an Eligible Individual based on the achievement of Performance Targets over the applicable Performance Period, and shall be subject to the terms, conditions and restrictions set forth in the Plan and established by the Committee in connection with the Award and specified in the applicable Award Document.

      (b) Performance Units. The Committee, in its discretion, may grant Performance Units to Eligible Individuals. A Performance Unit shall entitle a Participant to receive, subject to the terms, conditions and restrictions set forth in the Plan and established by the Committee in connection with the Award and specified in the applicable Award Document, a Target Number of Shares or cash based upon the achievement of Performance Targets over the applicable Performance Period. At the sole discretion of the Committee, Performance Units shall be settled through the delivery of Shares or cash, or a combination of cash and Shares, with a value equal to the Fair Market Value of the underlying Shares as of the last day of the applicable Performance Period.

11. Other Awards

      The Committee shall have the authority to specify the terms and provisions of other forms of equity-based or equity-related Awards not described above that the Committee determines to be consistent with the purpose of the Plan and the interests of the Company, which Awards may provide for cash payments based in whole or in part on the value or future value of Shares, for the acquisition or future acquisition of Shares, or any combination thereof.

12. Certain Restrictions

      (a) Transfers. No Award shall be transferable other than pursuant to a beneficiary designation under Section 12(c), by last will and testament or by the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order, as the case may be; provided, however, that the Committee may, subject to applicable laws, rules and regulations and such terms and conditions as it shall specify, permit the transfer of an Award, other than an Incentive Stock Option, for no consideration to a Permitted Transferee. Any Award transferred to a Permitted Transferee shall be further transferable only by last will and testament or the laws of descent and distribution or, for no consideration, to another Permitted Transferee of the Participant.

      (b) Award Exercisable Only by Participant. During the lifetime of a Participant, an Award shall be exercisable only by the Participant or by a Permitted Transferee to whom such Award has been transferred in accordance with
Section 12(a) above. The grant of an Award shall impose no obligation on a Participant to exercise or settle the Award.

      (c) Beneficiary Designation. The beneficiary or beneficiaries of the Participant to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit shall be determined under the Company's Group Life Insurance Plan. A Participant may, from time to time, name any beneficiary or beneficiaries to receive any benefit in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, including the beneficiary designated under the Company's Group Life Insurance Plan, and will be effective only when filed by the Participant in writing (in such form or manner as may be prescribed by the Committee) with the Company during the Participant's lifetime. In the absence of a valid designation under the Company's Group Life Insurance Plan or otherwise, if no validly designated beneficiary survives the Participant or if each surviving validly designated beneficiary is legally impaired or prohibited from receiving the benefits under an Award, the Participant's beneficiary shall be the Participant's estate.

13. Recapitalization or Reorganization

      (a) Authority of the Company and Stockholders. The existence of the Plan, the Award Documents and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Shares or the rights thereof or which are convertible into or exchangeable for Shares, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

      (b) Change in Capitalization. Notwithstanding any provision of the Plan or any Award Document, the number and kind of Shares authorized for issuance under
Section 5 of the Plan, including the maximum number of Shares available under the special limits provided for in Section 5(c), may be equitably adjusted in the sole discretion of the Committee in the event of a stock split, reverse stock spit, stock dividend, recapitalization, reorganization, partial or complete liquidation, reclassification, merger, consolidation, separation, extraordinary cash dividend, split-up, spin-off, combination, exchange of Shares, warrants or rights offering to purchase Shares at a price substantially below Fair Market Value, or any other corporate event or distribution of stock or property of the Company affecting the Shares in order to preserve, but not increase, the benefits or potential benefits intended to be made available under the Plan. In addition, upon the occurrence of any of the foregoing events, the number and kind of Shares subject to any outstanding Award and the exercise price per Share (or the grant price per Share, as the case may be), if any, under any outstanding Award may be equitably adjusted (including by payment of cash to a Participant) in the sole discretion of the Committee in order to preserve the benefits or potential benefits intended to be made available to Participants. Such adjustments shall be made by the Committee. Unless otherwise determined by the Committee, such adjusted Awards shall be subject to the same restrictions and vesting or settlement schedule to which the underlying Award is subject.

14. Term of the Plan

      Unless earlier terminated pursuant to Section 16, the Plan shall terminate on the tenth (10th) anniversary of the Effective Date, except with respect to Awards then outstanding. No Awards may be granted under the Plan after the tenth
(10th) anniversary of the Effective Date.

15. Effective Date

      The Plan shall become effective on the Effective Date, subject to approval by the stockholders of the Company.

16. Amendment and Termination

      Subject to applicable laws, rules and regulations, the Board may at any time terminate or, from time to time, amend, modify or suspend the Plan; provided, however, that no termination, amendment, modification or suspension
(i) will be effective without the approval of the stockholders of the Company if such approval is required under applicable laws, rules and regulations, including the rules of NYSE and (ii) shall materially and adversely alter or impair the rights of a Participant in any Award previously made under the Plan without the consent of the holder thereof. Notwithstanding the foregoing, the Board shall have broad authority to amend the Plan or any Award under the Plan without the consent of a Participant to the extent it deems necessary or desirable (a) to comply with, take into account changes in, or interpretations of, applicable tax laws, securities laws, employment laws, accounting rules and other applicable laws, rules and regulations, (b) to take into account unusual or nonrecurring events or market conditions (including, without limitation, the events described in Section 13(b)), or (c) to take into account significant acquisitions or dispositions of assets or other property by the Company.

17. Miscellaneous

      (a) Tax Withholding. The Company or a Subsidiary, as appropriate, may require any individual entitled to receive a payment of an Award to remit to the Company, prior to payment, an amount sufficient to satisfy any applicable tax withholding requirements. In the case of an Award payable in Shares, the Company or a Subsidiary, as appropriate, may permit or require a Participant to satisfy, in whole or in part, such obligation to remit taxes by directing the Company to withhold shares that would otherwise be received by such individual or to repurchase shares that were issued to the Participant to satisfy the minimum statutory withholding rates for any applicable tax withholding purposes, in accordance with all applicable laws and pursuant to such rules as the Committee may establish from time to time. The Company or a Subsidiary, as appropriate, shall also have the right to deduct from all cash payments made to a Participant (whether or not such payment is made in connection with an Award) any applicable taxes required to be withheld with respect to such payments.

      (b) No Right to Awards or Employment. No person shall have any claim or right to receive Awards under the Plan. Neither the Plan, the grant of Awards under the Plan nor any action taken or omitted to be taken under the Plan shall be deemed to create or confer on any Eligible Individual any right to be retained in the employ of the Company or any Subsidiary or other affiliate thereof, or to interfere with or to limit in any way the right of the Company or any Subsidiary or other affiliate thereof to terminate the employment of such Eligible Individual at any time. No Award shall constitute salary, recurrent compensation or contractual compensation for the year of grant, any later year or any other period of time. Payments received by a Participant under any Award made pursuant to the Plan shall not be included in, nor have any effect on, the determination of employment-related rights or benefits under any other employee benefit plan or similar arrangement provided by the Company and the Subsidiaries, unless otherwise specifically provided for under the terms of such plan or arrangement or by the Committee.

      (c) Securities Law Restrictions. An Award may not be exercised or settled, and no Shares may be issued in connection with an Award, unless the issuance of such shares (i) has been registered under the Securities Act of 1933, as amended, (ii) has qualified under applicable state "blue sky" laws (or the Company has determined that an exemption from registration and from qualification under such state "blue sky" laws is available) and (iii) complies with all applicable foreign securities laws. The Committee may require each Participant purchasing or acquiring Shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that such Eligible Individual is acquiring the Shares for investment purposes and not with a view to the distribution thereof. All certificates for Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any exchange upon which the Shares are then listed, and any applicable securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

      (d) Section 162(m) of the Code. The Plan is intended to comply in all respects with Section 162(m) of the Code; provided, however, that in the event the Committee determines that compliance with Section 162(m) of the Code is not desired with respect to a particular Award, compliance with Section 162(m) of the Code will not be required. In addition, if any provision of this Plan would cause Awards that are intended to constitute "qualified performance-based compensation" under Section 162(m) of the Code, to fail to so qualify, that provision shall be severed from, and shall be deemed not to be a part of, the Plan, but the other provisions hereof shall remain in full force and effect.

      (e) Section 409A of the Code. Notwithstanding any contrary provision in the Plan or an Award Document, if any provision of the Plan or an Award Document contravenes any regulations or guidance promulgated under Section 409A of the Code or would cause an Award to be subject to additional taxes, accelerated taxation, interest and/or penalties under Section 409A of the Code, such provision of the Plan or Award Document may be modified by the Committee without consent of the Participant in any manner the Committee deems reasonable or necessary. In making such modifications the Committee shall attempt, but shall not be obligated, to maintain, to the maximum extent practicable, the original intent of the applicable provision without contravening the provisions of
Section 409A of the Code. Moreover, any discretionary authority that the Committee may have pursuant to the Plan shall not be applicable to an Award that is subject to Section 409A of the Code to the extent such discretionary authority would contravene Section 409A of the Code or the guidance promulgated thereunder.

      (f) Awards to Individuals Subject to Laws of a Jurisdiction Outside of the United States. To the extent that Awards under the Plan are awarded to Eligible Individuals who are domiciled or resident outside of the United States or to persons who are domiciled or resident in the United States but who are subject to the tax laws of a jurisdiction outside of the United States, the Committee may adjust the terms of the Awards granted hereunder to such person (i) to comply with the laws, rules and regulations of such jurisdiction and (ii) to permit the grant of the Award not to be a taxable event to the Participant. The authority granted under the previous sentence shall include the discretion for the Committee to adopt, on behalf of the Company, one or more sub-plans applicable to separate classes of Eligible Individuals who are subject to the laws of jurisdictions outside of the United States.

      (g) Satisfaction of Obligations. Subject to applicable law, the Company may apply any cash, Shares, securities or other consideration received upon exercise or settlement of an Award to any obligations a Participant owes to the Company and the Subsidiaries in connection with the Plan or otherwise, including, without limitation, any tax obligations or obligations under a currency facility established in connection with the Plan.

      (h) No Limitation on Corporate Actions. Nothing contained in the Plan shall be construed to prevent the Company or any Subsidiary from taking any corporate action, whether or not such action would have an adverse effect on any Awards made under the Plan. No Participant, beneficiary or other person shall have any claim against the Company or any Subsidiary as a result of any such action.

      (i) Unfunded Plan. The Plan is intended to constitute an unfunded plan for incentive compensation. Prior to the issuance of Shares, cash or other form of payment in connection with an Award, nothing contained herein shall give any Participant any rights that are greater than those of a general unsecured creditor of the Company. The Committee may, but is not obligated, to authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Shares with respect to awards hereunder.

      (j) Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

      (k) Application of Funds. The proceeds received by the Company from the sale of Shares pursuant to Awards will be used for general corporate purposes.

      (l) Award Document. In the event of any conflict or inconsistency between the Plan and any Award Document, the Plan shall govern and the Award Document shall be interpreted to minimize or eliminate any such conflict or inconsistency.

      (m) Headings. The headings of Sections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

      (n) Severability. If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.

      (o) Expenses. The costs and expenses of administering the Plan shall be borne by the Company.

      (p) Arbitration. Any dispute, controversy or claim arising out of or relating to the Plan that cannot be resolved by the Participant on the one hand, and the Company on the other, shall be submitted to arbitration in the State of New Jersey under the National Rules for the Resolution of Employment Disputes of the American Arbitration Association; provided, however, that any such submission by the Participant must be made within one (1) year of the date of the events giving rise to such dispute, controversy or claim. The determination of the arbitrator shall be conclusive and binding on the Company and the Participant, and judgment may be entered on the arbitrator's award in any court having jurisdiction. The expenses of such arbitration shall be borne by the Company; provided, however, that each party shall bear its own legal expenses unless the Participant is the prevailing party, in which case the Company shall promptly pay or reimburse the Participant for the reasonable legal fees and expenses incurred by the Participant in connection with such contest or dispute (excluding any fees payable pursuant to a contingency fee arrangement).

      (q) Governing Law. Except as to matters of federal law, the Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

                                                                         Annex B

                     CIT GROUP INC. EXECUTIVE INCENTIVE PLAN
                       (Effective as of January 1, 2007)

1. Purposes

      The purposes of the Plan are (i) to enable the Company to attract, retain, motivate and reward Participants by providing them with the opportunity to earn incentive compensation under the Plan related to the Company's performance and
(ii) to qualify any such compensation paid to Participants as performance-based compensation within the meaning of Section 162(m).

2. Definitions

      For purposes of the Plan, the following terms shall be defined as follows:

      "Award" means the cash and non-cash amounts actually awarded to a Participant by the Committee for a Performance Period in accordance with Section 4 based upon the Value of the Pool Amount for the Performance Period, the Participant's percentage interest in the Pool Amount and any reductions to the Participant's Maximum Amount for that Performance Period made by the Committee in accordance with Section 4(b).

      "Board" means the Board of Directors of the Company.

      "Code" means the Internal Revenue Code of 1986, as amended, and the applicable rulings and regulations thereunder.

      "Committee" means the Compensation Committee of the Board, any successor committee thereto or any other committee appointed by the Board to administer the Plan. The Committee shall consist of at least two (2) individuals, each of whom shall be qualified as an "outside director" (or shall satisfy any successor standard thereto) for purposes of Section 162(m), and shall serve at the pleasure of the Board; provided, however, that an inadvertent failure of any member of the Committee to be so qualified shall not invalidate any action or determination made by the Committee.

      "Common Stock" means the Common Stock, par value $.01 per share, of the Company.

      "Company" means CIT Group Inc., a Delaware corporation, or any successor to all or substantially all of the Company's business that adopts the Plan.

      "Deferred Compensation Plan" means the CIT Group Inc. Deferred Compensation Plan, as from time to time amended, or any other plan or arrangement adopted by the Company that permits the voluntary deferral of Awards.

      "Disability" means a physical or mental impairment sufficient to make a Participant eligible for benefits under the Company's Long-Term Disability Plan; provided, however, that, if payment or settlement of an Award subject to Section 409A of the Code is to be accelerated solely as a result of a Participant's Disability, Disability shall have the meaning set forth in Section 409A of the Code.

      "Eligible Executive" means each executive officer of the Company and each other key employee designated from time to time by the Committee as eligible to participate in the Plan.

      "Employment Agreement" means any written employment agreement between a Participant and the Company or one of its Subsidiaries that is in effect at the time of a Participant's termination of employment with the Company and its Subsidiaries.

      "Equity-Based Award" means any portion of an Award that is paid in, or settled or exercisable for, shares of Common Stock or that is denominated in units that are valued with reference to, or settled in shares of, Common Stock, including, without limitation, stock, restricted stock, stock units, stock appreciation rights or options.

      "Equity Plan" means any plan adopted by the Company and approved by its shareholders pursuant to the terms of which Equity-Based Awards may be granted to Participants.

      "Fair Market Value" means, for purposes of Equity-Based Awards, the closing sale price of a share of Common Stock on the date of determination as reported on the composite tape for securities listed on the principal securities exchange on which the Common Stock is listed or such other comparable method for determining fair market value approved by the Committee.

      "Maximum Amount" means the Value of the percentage of the Pool Amount allocated to a Participant in accordance with Section 4(a). The maximum Value of an Award granted to an individual

Participant for a Performance Period may not exceed ten million dollars ($10,000,000).

      "Net Income," for any Performance Period, means the Company's consolidated net income for the Performance Period, before extraordinary items and the cumulative effect of tax law changes and/or accounting changes, determined in accordance with generally accepted accounting principles consistently applied, and as reported by management of the Company to the Board following the end of the Performance Period as will be reflected in the audited financial statements for the Performance Period, or other books and records of the Company if the Performance Period does not correspond to the calendar year.

      "Participant" means, for a Performance Period, each Eligible Executive who is designated by the Committee as a participant in the Plan in accordance with
Section 4(a) for that Performance Period.

      "Performance Period" means the fiscal year of the Company.

      "Plan" means this CIT Group Inc. Executive Incentive Plan, as amended or restated from time to time.

      "Pool Amount" means the Value for a particular Performance Period of two percent (2%) of Net Income for the Performance Period.

      "Retirement" shall mean either (i) a Participant's election to retire upon attaining his or her Normal Retirement Age; or (ii) a Participant's election to retire upon (A) completing at least a 10-year Period of Benefit Service and (B) having either (1) attained age 55 or (2) incurred an Eligible Termination and, at the time of such Eligible Termination, having attained age 54. For purposes of this definition, the terms "Normal Retirement Age," "Period of Benefit Service" and "Eligible Termination" shall have the meanings as defined in the Retirement Plan.

      "Retirement Plan" means the CIT Group Inc. Retirement Plan, as amended or restated from time to time.

      "Section 162(m)" means Section 162(m) of the Code.

      "Severance Plan" means the CIT Executive Severance Plan, as in effect from time to time or any successor plan thereto.

      "Subsidiary" means (i) a corporation or other entity with respect to which the Company, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of such corporation's board of directors or analogous governing body or (ii) any other corporation or other entity in which the Company, directly or indirectly, has an equity or similar interest and which the Committee designates as a Subsidiary for purposes of the Plan.

      "Value" means (i) with respect to the Pool Amount or the Maximum Amount, the dollar value thereof as of the last day of the Performance Period, and (ii) with respect to (A) any portion of an Award paid in cash, the dollar value thereof at the time of payment, (B) any portion of an Award paid in shares of Common Stock or denominated in stock units corresponding to shares of Common Stock, the Fair Market Value of a share of Common Stock on the date of grant multiplied by the number of such shares or units, as applicable, (C) any portion of an Award paid in options exercisable for shares of Common Stock, the value of such option as of the date of grant determined in accordance with Statement of Financial Accounting Standards 123R and utilized by the Company for financial accounting purposes, and (D) with respect to the portion of the Award paid in any other property not described in clause (ii)(B) or (C) hereof, the market value of such property at the time of grant as reasonably determined by the Committee.

3. Administration

      (a) Power and Authority of the Committee. The Plan shall be administered by the Committee which shall have full power and authority, subject to the express provisions hereof:

            (i) to select Participants from the Eligible Executives;

            (ii) to determine the amount of any Award;

            (iii) to prescribe, amend and rescind rules and procedures relating to the Plan;

            (iv) subject to the provisions of the Plan, applicable laws, rules and regulations and such additional limitations and restrictions as the Committee may impose, to delegate to one or more officers of the Company some or all of its authority under the Plan;

            (v) to employ such legal counsel, independent auditors and consultants as it deems desirable for the administration of the Plan and to rely upon any opinion or computation received therefrom; and

            (vi) to make all other determinations and take all other actions as may be necessary, appropriate or advisable for the administration of the Plan.

      (b) Plan Construction and Interpretation. The Committee shall have full power and authority, subject to the express provisions hereof, to construe and interpret the Plan.

      (c) Determinations of Committee Final and Binding. All determinations by the Committee in carrying out and administering the Plan and in construing and interpreting the Plan shall be made in the Committee's sole discretion and shall be final, binding and conclusive for all purposes and upon all persons interested herein.

      (d) Liability of Committee. No member of the Committee (or its delegates) shall be liable for any action or determination made in good faith, and the members of the Committee (and its delegates) shall be entitled to indemnification and reimbursement in the manner provided in the Company's Certificate of Incorporation as it may be amended from time to time. In the performance of its responsibilities with respect to the Plan, the Committee shall be entitled to rely upon information and advice furnished by the Company's officers, the Company's accountants, the Company's counsel and any other party the Committee deems necessary, and no member of the Committee shall be liable for any action taken or not taken in reliance upon any such advice.

4. Awards

      (a) Performance Targets. No later than 90 days after the beginning of a Performance Period (or such earlier or later date as may be permitted or required by Section 162(m)), the Committee shall designate from among the Eligible Executives the Participants for that Performance Period and shall allocate to each Participant so designated a percentage of the Pool Amount for that Performance Period; provided, however, that the total of all such percentages shall not exceed one hundred percent (100%), and the maximum percentage for any single Participant shall not exceed thirty percent (30%).

      (b) Grant of Award. Following the completion of each Performance Period, the Committee shall certify in writing the Net Income for the Performance Period and the Maximum Amount payable to each Participant. At such time, the Committee shall also determine and specify the portion of the Maximum Amount that shall be awarded to the Participant as an Award for that Performance Period. The Value of an Award to a Participant for a Performance Period may not exceed the Value of the Participant's Maximum Amount. The aggregate Value of all Awards under the Plan for any Performance Period shall not exceed the Value of the Pool Amount for the Performance Period. In determining the amount of the Award to be granted to a Participant for a given Performance Period, the Committee shall take into account any factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

      (c) Payment of Awards. Awards that are not deferred in accordance with
Section 4(d) below shall be paid to the Participant on a date after the end of the Performance Period that is no later than 2 months following the end of such Performance Period. Awards may be paid in cash, Equity-Based Awards or any other form of consideration or any combination thereof determined by the Committee. Awards may be granted subject to such vesting, forfeiture, transfer or such other restrictions (or any combination thereof) as the Committee shall specify. The component of any Award that is an Equity-Based Award shall be granted under the terms and conditions of an Equity Plan. If the Committee determines that a component of an Award shall consist of an Equity-Based Award, then solely for purposes of determining the number of shares of Common Stock subject to an Award, the Committee may value such shares at a discount to Fair Market Value in its discretion, including to reflect any applicable transfer or forfeiture restrictions or other conditions and limitations; provided, however, that the Value of all components of the Award cannot exceed the Value of the Maximum Amount; and provided, further, that no portion of an Equity-Based Award that is an option or stock appreciation right shall have an exercise price per share that is less than the Fair Market Value of a share of Common Stock on the date of grant.

      (d) Deferral. Subject to applicable laws, including, without limitation,
Section 409A of the Code, the Committee may (i) require the mandatory deferral of some or all of an Award on terms specified by the Committee in connection with such mandatory deferral or (ii) permit a Participant to elect to defer a portion of an Award in accordance with the provisions of the Deferred Compensation Plan.

      (e) Adjustments. Certain adjustments shall apply to Net Income to take into account any one or more of the following with respect to the relevant Performance Period:

            (i) the gain, loss, income or expense reported publicly by the Company with respect to the Performance Period that is extraordinary or unusual in nature or infrequent in occurrence as defined by the United States Generally Accepted Accounting Principles, excluding gains or losses on the early extinguishment of debt;

            (ii) the gains or losses resulting from, and the direct expenses incurred in connection with, the disposition of a business, in whole or in part, or the sale of non-core assets;

            (iii) the gain or loss from all or certain claims, litigation and/or regulatory proceedings and all or certain insurance recoveries relating to claims or litigation;

            (iv) the impact of impairment of intangible assets;

            (v) the impact of restructuring or business recharacterization activities, including, but not limited to, terminations of office leases, or reductions in force, that are reported publicly by the Company; and

            (vi) the impact of changes in United States Generally Accepted Accounting Principles and statutory tax rates not contemplated in the Performance Period.

5. Termination of Employment

      (a) Death; Disability; Retirement. If a Participant's employment with the Company and its Subsidiaries terminates prior to payment of an Award in accordance with Section 4(c) by reason of the Participant's death, Disability or Retirement, the Participant will remain eligible, subject to Section 4 hereof, to receive an Award with respect to such Performance Period. Such award shall be determined and payable in accordance with Section 4 above, except that the amount, if any, of the Award shall be prorated to take into account the number of days that the Participant was employed by the Company and its Subsidiaries during the Performance Period.

      (b) Other Terminations. If a Participant's employment with the Company or a Subsidiary terminates prior to the payment of an Award for a Performance Period for a reason not described in Section 5(a), the Participant's participation in the Plan for such Performance Period shall terminate forthwith and the Participant shall not be entitled to an Award for such Performance Period.

      (c) Employment Agreements; Severance Plan. The terms of this Section 5 may be modified by the terms of (i) the Severance Plan, if the Participant is a participant therein, or (ii) any Employment Agreement applicable to a Participant, and in the event of any conflict between the terms of this Section 5 and the terms of the Severance Plan or an Employment Agreement, as applicable, the terms of the Severance Plan or the Employment Agreement, as applicable, shall control.

6. Effective Date

      The Plan shall be effective for Performance Periods beginning on or after January 1, 2007, subject to the approval of the Plan prior to that date by the stockholders of the Company, and no Awards may be made under the Plan if stockholder approval is not obtained.

7. Amendment and Termination

      Subject to applicable laws, rules and regulations, the Board or the Committee may at any time amend, suspend, discontinue or terminate the Plan; provided, however, that no such action shall be effective without approval by the stockholders of the Company to the extent necessary to continue to qualify the amounts payable hereunder as performance-based compensation under Section 162(m).

8. Miscellaneous

      (a) Tax Withholding. The Company or a Subsidiary, as appropriate, may require any individual entitled to receive a payment of an Award to remit to the Company, prior to payment, an amount sufficient to satisfy any applicable tax withholding requirements. In the case of an Award payable in Shares, the Company or a Subsidiary, as appropriate, may permit or require a Participant to satisfy, in whole or in part, such obligation to remit taxes by directing the Company to withhold shares that would otherwise be received by such individual or to repurchase shares that were issued to the Participant to satisfy the minimum statutory withholding rates for any applicable tax withholding purposes, in accordance with all applicable laws and pursuant to such rules as the Committee may establish from time to time. The Company or a Subsidiary, as appropriate, shall also have the right to deduct from all cash payments made to a Participant (whether or not such payment is made in connection with an Award) any applicable taxes required to be withheld with respect to such payments.

      (b) No Rights to Awards or Employment. This Plan is not a contract between the Company and an Eligible Executive or Participant. No Eligible Executive shall have any claim or right to receive Awards under the Plan. Nothing in the Plan shall confer upon any employee of the Company any right to continued employment with the Company or interfere in any way with the right of the Company to terminate the employment of any of its employees at any time, with or without cause, including, without limitation, any individual who is then a Participant in the Plan.

      (c) Other Compensation. Nothing in this Plan shall preclude or limit the ability of the Company to pay any compensation to a Participant under the Company's other compensation and benefit plans, programs and arrangements, including, without limitation, any Equity Plan or bonus plan, program or arrangement.

      (d) No Limitation on Corporate Actions. Nothing contained in the Plan shall be construed to prevent the Company or any Subsidiary from taking any corporate action, whether or not such action would have an adverse effect on any Awards made under the Plan. No Participant, beneficiary or other person shall have any claim against the Company or any Subsidiary as a result of any such action.

      (e) Unfunded Plan. The Plan is intended to constitute an unfunded plan for incentive compensation. Prior to the payment of any Award, nothing contained herein shall give any Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver payment in cash or other amounts with respect to Awards hereunder.

      (f) Non-Transferability. Except as expressly provided herein, no Participant or beneficiary shall have the power or right to sell, transfer, assign, pledge or otherwise encumber or dispose of the Participant's interest under the Plan.

      (g) Designation of Beneficiary. A Participant may designate a beneficiary or beneficiaries to receive any payments which may be made following the Participant's death in accordance with the Company's policies as in effect from time to time.

      (h) Severability. If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan. In addition, if any provision of this Plan would cause Awards not to constitute "qualified performance-based compensation" under Section 162(m) of the Code, that provision shall be severed from, and shall be deemed not to be a part of, the Plan, but the other provisions hereof shall remain in full force and effect. Any specific action by the Committee that would be violative of Section 162(m) of the Code and the regulations thereunder shall be void.

      (i) Expenses. The costs and expenses of administering the Plan shall be borne by the Company.

      (j) Arbitration. Any dispute, controversy or claim arising out of or relating to the Plan that cannot be resolved by the Participant on the one hand, and the Company on the other, shall be submitted to arbitration in the State of New Jersey under the National Rules for the Resolution of Employment Disputes of the American Arbitration Association; provided, however, that any such submission by the Participant must be made within one (1) year of the date of the events giving rise to such dispute, controversy or claim. The determination of the arbitrator shall be conclusive and binding on the Company and the Participant, and judgment may be entered on the arbitrator's award in any court having jurisdiction. The expenses of such arbitration shall be borne by the Company; provided, however, that each party shall bear its own legal expenses unless the Participant is the prevailing party, in which case the Company shall promptly pay or reimburse the Participant for the reasonable legal fees and expenses incurred by the Participant in connection with such contest or dispute (excluding any fees payable pursuant to a contingency fee arrangement).

      (k) Governing Law. The Plan and all actions taken thereunder shall be governed by and construed in accordance with and governed by the laws of the State of New York.

                                 CIT GROUP INC.
   Proxy solicited by the Board of Directors for use at the Annual Meeting of
                 Stockholders of CIT Group Inc. on May 9, 2006.

      The undersigned stockholder appoints each of Eric S. Mandelbaum and James
P. Shanahan attorney and proxy, with full power of substitution, on behalf of the undersigned and with all powers the undersigned would possess if personally present, to vote all shares of Common Stock of CIT Group Inc. that the undersigned would be entitled to vote at the above Annual Meeting and any adjournment thereof. The shares represented by this Proxy will be voted as instructed by you and in the discretion of the proxies on all other matters. If not otherwise specified, shares will be voted in accordance with the recommendations of the Directors.

                  (Continued, and to be signed on reverse side)

To change your address, please mark this box.

                                      |_|

To include any comments, please mark this box.

                                      |_|
                                                         CIT Group Inc.
                                                         P. O. Box 11216
                                                         New York, NY 10203-0216

Will Attend Meeting

|_| Yes         |_| No

 ___
|___|   Please Vote, Sign, Date and Return     |X|
        Promptly in the Enclosed Envelope.

The Board of Directors Recommends a Vote "for" Items 1, 2, 3, and 4.

1. Election of Directors

[ ] FOR all nominees      WITHHOLD AUTHORITY to vote     [ ]     EXCEPTIONS* [ ]
    listed below          for all nominees listed below

Nominees:   Jeffrey M. Peek, Gary C. Butler, William M. Freeman, Hon. Thomas H.
            Kean, Marianne Miller Parrs, Timothy M. Ring, John R. Ryan, Seymour
            Sternberg, Peter J. Tobin, Lois M. Van Deusen

(Instructions: To withhold authority to vote for one or more individual nominees, mark the "Exceptions* box and write the name(s) of such nominee(s) in the space provided below.)

Exception*
---------------------------------------

                                                    FOR      AGAINST     ABSTAIN

2. Ratification of PricewaterhouseCoopers LLP       |_|        |_|          |_|
   as independent Accounts.

3. Approval of the CIT Group Inc.                   |_|        |_|          |_|
   Long-Term Incentive Plan.

4. Approval of the CIT Group Inc.                   |_|        |_|          |_|
   Executive Incentive Plan.

Note: Please sign exactly as name appears to the left. When signing as attorney, executor, administrator, trustee, guardian or as an authorized person on behalf of a corporation or partnership, please give full title as such.

 Date        Share Owner sign here         Co-owner sign here
|-----------|-----------------------------|-------------------------------------
|           |                             |
|-----------|-----------------------------|-------------------------------------